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AUTOMATIC DATA PROCESSING, INC.
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2013 ANNUAL LETTER TO SHAREHOLDERS

Dear Shareholders,

     In ADP’s fiscal 2013, we grew in multiple top- and bottom-line financial measures while working through an improving but still challenging global economy. We introduced innovative products and services that helped to improve our competitiveness and drive new business bookings. We also continued to help existing clients migrate to new, easier to use platforms while helping them deal with complex regulatory changes.

     But there is something else happening that is just as important. This past year, our belief in our strategic direction to become a leading human capital management (HCM) company was validated in many ways. In conversations with our clients, I hear a common theme – that human capital is a company’s biggest area of investment, opportunity and concern. They say it’s ADP’s expertise, service and technology that enables them to ensure a more engaged workforce and offers the assurance of support for the many changes and HCM challenges they face.

     We have seen the adoption of our integrated HCM solutions by more than 40,000 clients. And we have been helping clients prepare to comply with the United States Affordable Care Act, with resources needed to manage various aspects of this complex and rapidly evolving law provided by our integrated HCM solutions.

     Our strategy, delivered through an approach focused on simplification, innovation and growth, is the key to continuing ADP’s success as a company – and continuing to reward you for your investment. This letter provides a closer look at each of these three objectives.

Growth

     Two years ago we made the strategic decision to concentrate on integrated, cloud-based HCM solutions, with a global market that we estimated at $90 billion. The strategy is paying off as we perform well both for clients and against competitors.

     Our fiscal 2013 results continue to reflect the strength of our underlying business model, including the diversity of our client base and products, against the uneven global economic recovery. We saw continued strength in our key metrics, solid revenue growth, and continued improvements across our business segments:

  As stated in our Aug. 1, 2013 earnings release, we grew revenues 7% over fiscal 2012, with 6% of this growth organic, to $11.31 billion. This included revenue growth in Employer Services (up 7%, 6% organic), Professional Employer Organization (PEO) Services (up 11%, all organic), and Dealer Services (up 9%, 8% organic).

  We achieved strong new business bookings growth for Employer Services and PEO Services of 11% over last year to $1.35 billion, a new high. We also achieved record client revenue retention of 91.3% (up 0.4 percentage points). This combination of sales success and client loyalty demonstrates the strength of both our products and services.

  Diluted earnings per share, after adjusting for a fiscal 2013 pretax non-cash goodwill impairment charge and a fiscal 2012 pretax gain on a sale of assets, grew 6% to $2.89.

     These financial results are thanks in part to an increase in market demand for newer solutions, leading to growth in our client count to about 620,000.

     Existing clients demonstrated an eagerness to upgrade to newer platforms, allowing our migration strategy to gain momentum. Our ADP Vantage HCM® (for large companies), ADP Workforce Now® (midsize), GlobalView® (multinationals), and RUN Powered by ADP® (small) solutions all saw solid gains in revenues and new bookings.

     For illustration of the pace of adoption, we doubled the number of clients on ADP Workforce Now, from 20,000 to 40,000, in only 17 months, from November 2011 to April 2013. ADP Vantage HCM, which has been generally available for just over a year, also grew rapidly and exited the fiscal year with tremendous momentum.

     We have paired our innovative platforms with our unique expertise relevant to the Affordable Care Act (ACA) in the U.S. to present employers with a compelling value proposition. The ACA requires businesses to comply with reporting requirements on employment levels, salaries, hours worked and more. ADP has been consulting with clients on these issues on a one-to-one basis while creating tools to help facilitate their compliance with various requirements of the ACA. This combination helped us close numerous deals and achieve strong client retention. The strong market move to integrated HCM platforms, combined with ACA-related activity, has created a larger market for ADP to address.

     Our organic growth demonstrated that our products and services are well regarded, and that our sales force is talented and well equipped to capitalize on evolving market conditions. Our sales force is also increasing its efficiency to make an even greater contribution to our profitability. We will continue to make strategic acquisitions, such as our acquisition of Payroll S.A. in June 2013, but our continued ability to grow organically puts us in the best position to achieve our overall growth objectives.

     The Payroll S.A. acquisition increased our outsourcing, payroll and employee benefits services presence in the high-growth Latin America region. One of ADP’s strongest opportunities for growth is further expansion of our services across the globe. With roughly 80 percent of our revenues coming from the U.S., we have huge upside potential internationally. We made excellent strides in this direction in fiscal 2013, growing both single-country and multinational bookings with our ADP Streamline® and GlobalView offers, respectively.

     Employer Services and Dealer Services now conduct business in 125 countries in the aggregate. We offer our cloud-based HCM technology in 90 countries. ADP’s value proposition for companies outside the U.S. is only getting stronger.

     Dealer Services helped ADP’s growth, in both revenue and earnings, aided in part by a strong North American auto market. Our digital capabilities have received a favorable reception in the marketplace, with more opportunity remaining globally.

     ADP ServiceEdgeSM has quickly gained popularity throughout the automotive industry since its launch in July 2012, changing the way dealerships approach their Service Retail Workflow. With a single service workflow tool integrating multiple dealership departments, dealers are saving time, increasing productivity, and keeping their customers satisfied.

     ADP is also applying improved analytic capabilities through Lot Management, a new retail solution for automotive dealers that helps them effectively manage their used vehicle inventories, an increasingly important area.

Innovation

     ADP is a technology-enabled service company. Service is a key differentiator. Our ultimate success depends on our ability to serve our clients and help them maximize the contributions and productivity of their employee bases. There is no doubt, however, that our technology enablement has become more critical to ADP’s future as new tech-focused companies compete with us.

     This is why we are happy to see the strong market acceptance of our HCM platforms, which give employers integrated solutions to simplify the service experience along with sophisticated workforce management tools for recruiting, talent management, analytics, and even document management.

     Mobile capabilities are an important element of HCM, so we were proud to see continued rapid adoption of ADP’s mobile solutions. In June, we announced the 1 millionth download of our mobile app, which allows workers to access their pay, benefits, and other HR information, wherever they are.

     The RUN Powered by ADP payroll platform for small businesses has been a mobile hit, exceeding the 250,000 client mark far ahead of our initial projections. One reason for its popularity is another ADP innovation: live, 24/7 client service that accommodates the dynamic and busy schedules of small business owners.

     Our Added Value Services (AVS) team developed an exciting new solution, ADP SmartComplianceSM, to help clients with compliance issues. AVS also secured over $1.4 billion in tax credits for clients in fiscal 2013.

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Simplification

     Developments in technologies for consumers over the past couple of decades have been remarkable not just for their innovations in power and capabilities, but also for their ease of use. These developments have easily outpaced business technologies in this regard. We are working hard to close the gap.

     Our new platforms make processes easier for employers and their employees at all levels. We make it possible for a visiting nurse to punch in and punch out on a smartphone, from the patient’s front porch. We make it possible for a small business owner to run payroll while sitting in a golf cart. We make it possible for a department manager to rate and rank her team with an interface that has the interactivity and engagement of an online game.

     We created a tablet application that contains the entire sales process, allowing a prospective client to get back to business faster while giving the salesperson a more effective sales process and more time to spend with clients. It even allows a prospective client to sign a contract on the tablet screen electronically.

     We’re also working to simplify legacy processes – for instance, moving formerly paper-intensive tasks online. This saves clients time, decreases our carbon footprint, and saves us money.

     Simplification also means moving clients from legacy products to our strategic modern platforms and, where possible, reducing the number of overlapping or redundant solutions.

     Simplification will only become more important as technology and competition continue to develop. We are determined to stay on top of both.

Managemement and Board of Directors

     John Ayala was appointed Corporate Vice President, Client Experience and Continuous Improvement, with responsibility for leading business process improvement efforts to transform the client experience and drive our simplification objectives.

     Mark Benjamin, previously the President of our Employer Services International (ESI) business, took on the newly created role of President, Global Enterprise Solutions. We created this new organization by combining ESI with our large-account North American businesses.

     Doug Politi, an ADP veteran of 20-plus years, was named President, Added Value Services, which is taking an increasingly central role in helping businesses comply with the ACA.

     Jan Siegmund, previously President, Added Value Services and Chief Strategy Officer, was appointed Chief Financial Officer.

     Joe Timko joined ADP as Chief Strategy Officer, bringing us a wealth of strategy and management experience from consulting and a broad array of technology companies.

     There were no changes to the Board of Directors in fiscal 2013. However, in August, after the reporting period, Enrique Salem announced that he intends not to stand for re-election to the Board of Directors at the end of his current term after three years as an ADP Board Member. I would like to thank Enrique for his leadership and contributions to ADP.

     And while he no longer was serving an active role with ADP, the passing of former CEO Senator Frank Lautenberg was a loss felt by all ADP associates, past and present. There have been only six CEOs in ADP’s 64-year history, and I have been fortunate to receive the advice and counsel of all of them. This leadership continuum is part of what makes ADP such a solid company. Frank’s legacy at ADP is our strong sales team and our sharp focus on values and ethics. He will be missed, but his imprint remains.

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Commitment to Diversity and Associate Development

     ADP believes that promoting, cultivating, and developing a diverse workforce is critical to delivering superior client value and financial results. It’s so important to us that we’ve made it a part of our core values (“Each Person Counts”), and we are pleased to have received a number of awards recognizing our progress in this area in fiscal 2013, including:

  DiversityInc® magazine honored ADP in its “Top 50 Companies for Diversity” for the second year in a row.

  Training Magazine® ranked ADP as a top company in its Training Top 125® list for the third year in a row.

  The Human Rights Campaign Foundation named ADP one of its Best Places to Work for Lesbian, Gay, Bisexual and Transgender Equality for the fourth year in a row.

Capital Structure

     ADP’s financial strength also continues to be a market differentiator. ADP remains one of only four publicly traded U.S. companies rated AAA by the two leading credit rating agencies, reflecting the strength of our business model and of our balance sheet. To our clients, this means the highest level of financial soundness in their payroll and money movement partner.

     ADP remains committed to shareholder friendly actions and returning excess cash to shareholders. In addition to ongoing investments in our core business, our priorities for the use of cash remain tuck-in acquisitions that complement our existing solution set or expand our geographic footprint, followed by dividends and share buybacks.

     In fiscal 2013, we increased our cash dividend by 10 percent, the 38th consecutive year of dividend increases, paying out $806 million in cash dividends. We also repurchased $647 million of ADP stock.

     The return of excess cash through dividends and, when market conditions are favorable, share buybacks, are important elements of our commitment to driving strong Total Shareholder Return (TSR). These actions, combined with our revenue growth and margin improvement, are helping us move closer to our goal of driving TSR in the top quartile of publicly traded U.S. companies over the long term.

Growth Opportunity and Outlook

     As indicated in the beginning of this letter, ADP is firmly focused on growth. At the time of this writing, some economic indicators in the U.S. are moving in our favor, and we are seeing some encouraging signs in other countries and regions.

     I and the ADP management team believe that the markets we are pursuing provide excellent potential, which led us to our previously disclosed guidance of 7% revenue growth and 8% to 10% earnings per share growth in fiscal 2014. Numerous factors could affect that – including employment levels and interest rates – but if ADP associates continue to execute on our strategy as well as they did in fiscal 2013, our targets should be achievable.

Carlos Rodriguez
President and Chief Executive Officer

September 26, 2013

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FORWARD-LOOKING STATEMENTS

This letter and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP’s success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under “Item 1A. - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, should be considered in evaluating any forward-looking statements contained herein.

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AUTOMATIC DATA PROCESSING, INC. One ADP Boulevard • Roseland, New Jersey 07068

————————————————————————————
NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
————————————————————————————

     The 2013 Annual Meeting of Stockholders of Automatic Data Processing, Inc. will take place at 10:00 a.m., Eastern Standard Time, Tuesday, November 12, 2013 at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey.

     A Notice of Internet Availability of Proxy Materials or the proxy statement for the 2013 Annual Meeting of Stockholders is first being mailed to stockholders on or about September 26, 2013.

     The purposes of the meeting are to:

1.	Elect a board of directors;

2.	Hold an advisory vote on executive compensation;

3.	Ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent certified public accountants for fiscal year 2014;

4.	Re-approve the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan; and

5.	Transact any other business that may properly come before the meeting or any adjournment(s) thereof.

     Only stockholders of record at the close of business on September 13, 2013 are entitled to receive notice of, to attend, and to vote at the meeting. If you plan to attend the meeting in person, please note the admission procedures described under “How Can I Attend the Meeting?” on page 1 of the proxy statement.

     Your vote is important, and we urge you to vote whether or not you plan to attend the meeting. The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote via the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors
MICHAEL A. BONARTI
Secretary

September 26, 2013
Roseland, New Jersey

2013 PROXY STATEMENT SUMMARY

     This summary highlights certain information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2013 Annual Meeting of Stockholders

• Time and Date	10:00 a.m. Eastern Standard Time, Tuesday, November 12, 2013

• Place	One ADP Boulevard, Roseland, New Jersey, 07068

• Record Date	Stockholders of record at the close of business on September 13, 2013 are entitled to vote at the meeting in person or by proxy.

• Admission

Admission to the meeting is restricted to stockholders and/or their designated representatives. All stockholders will be required to show valid picture identification in order to be admitted to the meeting.

• Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 26, 2013, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

• How to Vote

The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

Voting Matters and Board Voting Recommendations

	Proposal	Board Recommendation	Page Reference For More Detail
Proposal 1:	Election of directors	For Each Nominee	5

Proposal 2:	Advisory resolution to approve compensation of named executive officers	For	19

Proposal 3:	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014	For	62

Proposal 4:	Re-approval of the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan	For	62

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Election of Directors (Proposal 1)

     The board of directors has nominated the following current directors for re-election as directors. Please refer to page 6 in the proxy statement for important information about the qualifications and experience of each of the following director nominees.

					Committee
		Director	Principal		Memberships
Name	Age	Since	Occupation	Independent	AC	CC	NCGC
Ellen R. Alemany	57	2011	Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc. and Head of RBS Americas	X			X

Gregory D. Brenneman	51	2001	Chairman of CCMP Capital Advisors, LLC	X	F	C

Leslie A. Brun	61	2003	Chairman and Chief Executive Officer of Sarr Group, LLC	X

Richard T. Clark	67	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.	X	X	X

Eric C. Fast	64	2007	Chief Executive Officer of Crane Co.	X	C, F

Linda R. Gooden	60	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions	X	X

R. Glenn Hubbard	55	2004	Dean of Columbia University’s Graduate School of Business	X	F	X

John P. Jones	62	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.	X		X	C

Carlos A. Rodriguez	49	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.

Gregory L. Summe	56	2007	Vice Chairman of The Carlyle Group	X		X	X

AC	Audit Committee	F	Financial Expert
CC	Compensation Committee	C	Committee Chair
NCGC	Nominating / Corporate Governance
Committee

Advisory Resolution to Approve Executive Compensation (Proposal 2)

     Consistent with the stockholders’ advisory vote at our 2011 Annual Meeting of Stockholders, we determined to hold the advisory say-on-pay vote to approve our named executive officer compensation on an annual basis. Therefore, we are asking our stockholders to approve, on an advisory basis, our named executive officer compensation for fiscal year 2013. Our stockholders will have the opportunity to approve, on an advisory basis, our named executive officer compensation for fiscal year 2014 at the 2014 Annual Meeting of Stockholders.

     The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 19 of the proxy statement are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

     At our 2012 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2012 named executive officers by a vote of approximately 96% in favor.

Ratification of the Appointment of Auditors (Proposal 3)

     We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent certified public accountants for fiscal year 2014. A summary of fees paid to Deloitte for services provided in fiscal years 2012 and 2013 is provided on page 61 of the proxy statement.

Re-approval of the Performance-Based Provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan (Proposal 4)

     We are submitting the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan (the “2008 Omnibus Award Plan”) for stockholder approval in order to satisfy the shareholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The board of directors adopted the 2008 Omnibus Award Plan on August 14, 2008, and our stockholders approved it on November 11, 2008.

     The 2008 Omnibus Award Plan is generally intended to provide incentive compensation and performance compensation awards that may qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Section 162(m) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to certain covered employees, including the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders every five years. For purposes of Section 162(m), these terms include the employees eligible to receive compensation, a description of the business criteria on which performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goals.

     A summary of the material features of the 2008 Omnibus Award Plan, including the performance-based provisions, is provided on page 63 of the proxy statement.

Fiscal Year 2013 Business Highlights

     We achieved solid results for fiscal year 2013, reflecting the strength of our underlying business model, including the diversity of our client base and products, against the uneven global economic recovery. Our organic revenue growth improved each quarter during fiscal year 2013. Our focus on product innovation and improvements in sales force productivity have led to growth in new business bookings ahead of our expectations to 11% for the year. Worldwide client revenue retention in our Employer Services segment increased to 91.3%, a new record level. Aided by our strong financial performance, we returned nearly $1.5 billion in excess cash to our shareholders through cash dividends and share buybacks during fiscal year 2013 in line with our longstanding commitment to shareholder friendly actions. Our common stock generated a total shareholder return of 27% in fiscal year 2013, compared to a total shareholder return of 21% for the S&P 500 Index over the same period.

Compensation Principles

     We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

  based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit, and (iii) each executive’s individual performance;

  closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

  competitive, in order to attract and retain executives critical to our long-term success;

  consistent with high standards of corporate governance and best practices; and

  designed to discourage the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.
Good Governance and Best Practices

     We are committed to ensuring that our compensation programs reflect principles of good governance, including the following:

  Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company, and to link executive performance to stockholder value.

  Annual say-on-pay vote: We hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.

  Clawback policy: We maintain a compensation recovery, or “clawback” provision in our 2008 Omnibus Award Plan.

  Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers.

  Double trigger on change in control payments: Our Change in Control Severance Plan for Corporate Officers is based on a “double trigger”, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the 3-year period after a change in control.

  Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

  No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups related to perquisites or under our change in control provisions.

  No stock option repricing or discount stock options: We do not lower the exercise price of any outstanding stock options, and the exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

  Anti-hedging or pledging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities, holding ADP securities in a margin account, or pledging ADP securities as collateral for a loan.

  Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as an independent compensation consultant. Cook & Co. reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence or objectivity.

2013 Compensation Highlights

     Please refer to the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 19 of the proxy statement, and the tables and narratives that follow on page 35 of the proxy statement, for more detail concerning the compensation of our named executive officers.

     Consistent with our pay for performance philosophy, the compensation of our named executive officers is structured with a significant portion of their total compensation at risk and paid based on the performance of the company and the applicable business unit. Our financial performance in fiscal year 2013 impacted the compensation for all of our executive officers, not just our named executive officers, in several ways, most notably through our annual cash bonus plan and performance-based restricted stock program.

     The following are key highlights of our fiscal 2013 executive compensation program:

Base salary:	For fiscal year 2013, we increased the base salary of each named executive officer by an average of 4.1%, except for Mr. Siegmund, who was promoted to chief financial officer in November 2012, and for Mr. O’Brien, who was hired in April 2012.

Annual cash bonus:	For fiscal year 2013, we maintained annual cash bonus targets for the named executive officers at fiscal year 2012 levels, except for Mr. Siegmund’s bonus target, which increased from 70% of base salary to 80% due to his promotion. In fiscal year 2013, our named executive officers (other than Mr. Reidy, our former chief financial officer who separated from the company on January 2, 2013) received cash bonuses that averaged approximately 106.1% of target.

Performance-based restricted stock (“PBRS”) and stock options:	The design and targeted mix of our performance-based restricted stock (“PBRS”) and stock option programs remained generally unchanged from fiscal year 2012, except for the vesting period for PBRS grants that applies after the conclusion of the 12-month performance period, which was extended to 12 months from 6 months. Our one-year earnings per share growth for fiscal year 2013 resulted in awards to our named executive officers of restricted stock under our PBRS program at 100% of target.

     A summary of fiscal year 2013 total direct compensation for our named executive officers (other than Mr. Reidy) is set forth in the following table:

	Base	Annual		Stock
Name	Salary	Bonus	PBRS	Options	Total
Carlos Rodriguez President and Chief Executive Officer	$850,000	$1,437,520	$2,223,135	$1,396,440	$5,907,095

Jan Siegmund Chief Financial Officer	$525,000 *	$484,680	$428,625	$215,500	$1,653,805

Regina Lee President, Major Account Services and ADP Canada	$516,254	$416,720	$685,800	$215,500	$1,834,274

Steve Anenen President, Dealer Services	$462,376	$332,726	$514,350	$155,160	$1,464,612

Dermot J. O’Brien Chief Human Resources Officer	$475,000	$351,453	$485,775	$155,160	$1,467,388
____________________

*	Mr. Siegmund’s salary reflects his base salary in effect after his promotion to chief financial officer in November 2012.

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     Excluding Mr. Reidy’s fiscal year 2013 compensation, the mix of total direct compensation (base salary, cash bonus and long-term incentive awards) for fiscal year 2013 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved:

Important Dates for the 2014 Annual Meeting of Stockholders

     Please refer to the “STOCKHOLDER PROPOSALS” section on page 69 of the proxy statement for more information regarding the applicable requirements for submission of stockholder proposals.

     If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2014 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the corporate secretary of the company no later than May 29, 2014.

     Separate from the requirements of Rule 14a-8 relating to the inclusion of a stockholder proposal in the company’s proxy statement, the company’s amended and restated by-laws require that notice of a stockholder nomination for candidates for our board of directors or any other business to be considered at the company’s 2014 Annual Meeting of Stockholders must be received by the company no earlier than July 15, 2014, and no later than the close of business (5:30 p.m. Eastern Daylight Time) on August 14, 2014.

AUTOMATIC DATA PROCESSING, INC.
One ADP Boulevard
Roseland, New Jersey 07068

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 12, 2013
____________________

PROXY STATEMENT
____________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

     WHY AM I RECEIVING THESE PROXY MATERIALS?

     We are providing these proxy materials to holders of shares of the company’s common stock, par value $0.10 per share, in connection with the solicitation of proxies by our board of directors for the forthcoming 2013 Annual Meeting of Stockholders to be held on November 12, 2013 at 10:00 a.m. Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The company will bear all expenses in connection with this solicitation.

     HOW IS THE COMPANY DISTRIBUTING THE PROXY MATERIALS?

     Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 26, 2013, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery of printed proxy materials) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K (which is not a part of the proxy soliciting material). This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

     This proxy statement and our annual report on Form 10-K are also available on our corporate website at www.adp.com under “SEC Filings” in the “Investor Relations” section.

     WHO IS ENTITLED TO VOTE AT THE MEETING?

     The only outstanding class of securities entitled to vote at the meeting is our common stock, par value $0.10 per share. At the close of business on September 13, 2013, the record date for determining stockholders entitled to notice of, to attend, and to vote at the meeting, we had 480,228,873 issued and outstanding shares of common stock (excluding 158,483,569 treasury shares not entitled to vote). Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     HOW CAN I ATTEND THE MEETING?

     Admission to the meeting is restricted to stockholders and/or their designated representatives. If your shares are registered in your name and you plan to attend the meeting, your admission ticket will be the top portion of the proxy card. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

     All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

     HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Under our amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     HOW CAN I VOTE MY SHARES?

     The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendations of our board of directors as indicated below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

     IF I HOLD SHARES IN STREET NAME, DOES MY BROKER NEED INSTRUCTIONS IN ORDER TO VOTE MY SHARES?

     If your shares are held in “street name” (i.e., your shares are held by a bank, brokerage firm or other nominee), you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your bank or broker as to how to vote your shares, your bank or broker may only vote your shares in its discretion on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 3), but will not be allowed to vote your shares on any of the other proposals described in this proxy statement, including the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of any of the other proposals described in this proxy statement because the non-votes are not considered in determining the number of votes necessary for approval.

     WHAT MATTERS WILL BE VOTED ON AT THE MEETING, WHAT ARE MY VOTING CHOICES, AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Proposal	Voting Choices	Board Recommendation
Proposal 1: Election of the 10 nominees named in this proxy statement to serve on the company’s board of directors	For all For all except identified director nominee(s) Withhold all	FOR election of all 10 director nominees

Proposal 2: Advisory resolution approving the compensation of the company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section on page 19 of this proxy statement

	For Against Abstain	FOR

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014	For Against Abstain	FOR

Proposal 4: Re-approval of the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan	For Against Abstain	FOR

     So far as the board of directors is aware, only the above matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

     HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS, AND WHAT IS THE EFFECT OF ABSTENTIONS OR WITHHELD VOTES?

     Proposal 1:

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, withheld votes will be excluded entirely and will have no effect on the vote. A broker non-vote will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

     Proposal 2:

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to approve the advisory resolution on executive compensation. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy. A broker non-vote will have no effect on the outcome of the advisory resolution because the non-votes are not considered in determining the number of votes necessary for approval.

     Proposal 3:

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the company’s independent certified public accountants for fiscal year 2014. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. Brokers have the authority to vote shares for which their customers did not provide voting instructions on the ratification of the appointment of Deloitte & Touche LLP.

     Proposal 4:

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to approve the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

     MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

     If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

  submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or

  giving written notice of such revocation to the company’s corporate secretary prior to or at the Annual Meeting or by voting in person at the Annual Meeting.

     If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

     IS MY VOTE CONFIDENTIAL?

     Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

     WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

     The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in the company’s current report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the Annual Meeting.

     WHAT IS “HOUSEHOLDING”?

     To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

     If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and annual report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you own our common stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

     You can also contact Broadridge Financial Solutions at 1-800-542-1061 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

PROPOSAL 1

ELECTION OF DIRECTORS

     The board of directors has nominated the following current directors for re-election as directors. Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee is no longer a candidate at the time of the meeting (a situation that we do not anticipate), proxies will be voted in favor of remaining nominees and may be voted for substitute nominees designated by the board of directors.

		Served as a
		Director
		Continuously
Name	Age	Since	Principal Occupation
Ellen R. Alemany	57	2011	Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a subsidiary of RBS, and Head of RBS Americas

Gregory D. Brenneman	51	2001	Chairman of CCMP Capital Advisors, LLC, a global private equity firm

Leslie A. Brun	61	2003	Chairman and Chief Executive Officer of Sarr Group, LLC, an investment holding company

Richard T. Clark	67	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.

Eric C. Fast	64	2007	Chief Executive Officer of Crane Co., a manufacturer of industrial products

Linda R. Gooden	60	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions

R. Glenn Hubbard	55	2004	Dean of Columbia University’s Graduate School of Business

John P. Jones	62	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business

Carlos A. Rodriguez	49	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.

Gregory L. Summe	56	2007	Vice Chairman of The Carlyle Group, a global alternative asset manager

     Mr. Enrique Salem has notified the board of directors that he will not stand for re-election at the conclusion of his current term ending at the 2013 Annual Meeting of Stockholders.

      Below are summaries of the principal occupations, business experience, and background of the nominees.

Director since: 2011 Independent

ELLEN R. ALEMANY
Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc. and Head of RBS Americas

Ms. Alemany is the retired Head of RBS Americas, the management structure that oversees The Royal Bank of Scotland’s businesses in the Americas, and chief executive officer of RBS Citizens Financial Group, Inc., an RBS subsidiary. Ms. Alemany retired from RBS in September 2013. She joined RBS as the Head of RBS Americas in June 2007, and was named to the additional role of chief executive officer of RBS Citizens Financial Group, Inc. in March 2008. She was also appointed the chairman of RBS Citizens Financial Group, Inc. in March 2009. Ms. Alemany joined RBS from Citigroup, where she served as the chief executive officer for global transaction services from February 2006 until April 2007. Ms. Alemany joined Citigroup in 1987, and held a number of senior positions during her tenure, including executive vice president for the commercial business group from March 2003 until January 2006, and also CitiCapital, where she served as president and chief executive officer from September 2001 until January 2006. Prior to being appointed executive vice president for the commercial business group in 2003, Ms. Alemany also held a number of executive positions in Citigroup’s Global Corporate Bank, including customer group executive of North American markets, global industry head of media and communications, U.S. industry head of consumer products, and executive vice president of Citibank and customer group executive for the global relationship bank in Europe, based in London. With over 30 years of management experience in financial services and a proven track record of achievement and leadership, Ms. Alemany brings a wealth of managerial and operational expertise to our board of directors, as well as extensive experience in the issues facing multinational businesses.

Director since: 2001 Independent

GREGORY D. BRENNEMAN
Chairman of CCMP Capital Advisors, LLC

Mr. Brenneman has been chairman of CCMP Capital Advisors, LLC, a global private equity firm, since August 2008. He served as executive chairman of the board of Quiznos, a national quick-service restaurant chain, from August 2008 to July 2010, and as its president and chief executive officer from January 2007 to September 2008. He has been the chairman and chief executive officer of TurnWorks, Inc., a private equity firm, since November 1994. Mr. Brenneman served as chief executive officer and a director of Burger King Corporation from August 2004 to April 2006 and as chairman of the board of directors from February 2005 to April 2006. He served as president and chief executive officer of PwC Consulting from June 2002, where he led restructuring efforts that successfully culminated in its strategic sale to International Business Machines Corporation in October 2002. In addition, he served as president and a director of Continental Airlines, Inc. from 1996 to 2001. Mr. Brenneman is also a director of The Home Depot, Inc. and the chairman of the board of Francesca’s Holdings Corporation. A successful business leader with a proven track record, Mr. Brenneman brings to our board of directors extensive experience in the issues facing public companies and multinational businesses, including expertise in management, accounting, corporate finance and transactional matters. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Director since: 2003 Independent

LESLIE A. BRUN
Chairman and Chief Executive Officer of Sarr Group, LLC

Mr. Brun is chairman and chief executive officer of Sarr Group, LLC, an investment holding company that manages Mr. Brun’s personal and family investments. He is the founder and was chairman emeritus of Hamilton Lane, a private equity advisory and management firm where he served as chief executive officer and chairman from 1991 until 2005. In addition, Mr. Brun is a managing director and head of investor relations at CCMP Capital Advisors, LLC, a global private equity firm. Mr. Brun also serves as the chairman of the board of directors of Broadridge Financial Solutions, Inc., a director and chairman of the audit committee of Merck & Co., Inc., and a director of NXT Capital. Mr. Brun has extensive financial expertise coupled with a track record of achievement demonstrated by his career at Hamilton Lane, his experience as a managing director and co-founder of the investment banking group of Fidelity Bank, and as a vice president in the corporate finance division of E.F. Hutton & Co. Mr. Brun also brings to our board of directors management expertise and board leadership experience essential to a large public company. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Director since: 2011 Independent

RICHARD T. CLARK
Retired Chairman and Chief Executive Officer of Merck & Co., Inc.

Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc., from March 2002 to June 2003. Mr. Clark is a director of Corning Incorporated, a global manufacturing company, and serves on the advisory board of American Securities, a private equity firm. With a proven track record of leadership and achievement, Mr. Clark offers our board of directors broad managerial and operational expertise, as well as extensive experience in the issues facing public companies and multinational businesses.

Director since: 2007 Independent

ERIC C. FAST
Chief Executive Officer of Crane Co.

Mr. Fast has been chief executive officer of Crane Co., a manufacturer of industrial products, since April 2001, and served as President from 1999 through January 2013. Mr. Fast has also been a director of Crane Co. since 1999. Mr. Fast is also a director of National Integrity Life Insurance Company and Regions Financial Corporation. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.

Director since: 2009 Independent

LINDA R. GOODEN
Retired Executive Vice President of Lockheed Martin Corporation Information
Systems & Global Solutions

Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden is a director of WGL Holdings, Inc., a public utility holding company. Ms. Gooden brings to our board of directors broad managerial and operational expertise, a strong background in information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.

Director since: 2004 Independent

R. GLENN HUBBARD
Dean of Columbia University’s Graduate School of Business

Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds, KKR Financial Holdings, LLC and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003. Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Director since: 2005 Independent

JOHN P. JONES
Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.

Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2010 to 2012. With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and corporate governance matters, combined with proven business and financial acumen.

Director since: 2011 Management

CARLOS A. RODRIGUEZ
President and Chief Executive Officer of Automatic Data Processing, Inc.

Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez is also a director of Hubbell Inc., a manufacturer of electrical and electronic products. Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, coupled with a proven track record of integrity, achievement, and strategic vision.

Director since: 2007 Independent

GREGORY L. SUMME
Vice Chairman of The Carlyle Group

Mr. Summe has been vice chairman of global buyout at The Carlyle Group, a global alternative asset manager, since September 2009. Prior to joining The Carlyle Group, Mr. Summe served as the chairman of the board and chief executive officer of PerkinElmer, Inc., a provider of health and safety technology and services, which he led for eleven years from 1998 to April 2009. Mr. Summe joined PerkinElmer in 1998 in the role of president and chief operating officer, and was appointed its chairman of the board and chief executive officer in 1999. He continued to serve as its chief executive officer until 2008, and as the chairman of the board until April 2009. Mr. Summe also served as a senior advisor at Goldman Sachs Capital Partners, a private equity business affiliated with Goldman, Sachs & Co., from 2008 to 2009. Mr. Summe is a director of State Street Corporation and the chairman of its nominating and corporate governance committee. Mr. Summe is also a director of Freescale Semiconductor and the chairman of its compensation committee. Since 2013, Mr. Summe has also served as the managing partner of Glen Capital Partners, an investment fund. With a proven track record of success as chairman and chief executive officer of a public company with multinational operations, combined with his experience in the private equity and alternative asset management sectors, Mr. Summe brings to the board of directors extensive experience managing sophisticated businesses, insight into organizational and corporate governance issues, as well as financial acumen critical to a public company.

Stockholder Approval Required

     At the 2013 Annual Meeting of Stockholders, directors will be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     It is our policy that our directors attend the Annual Meetings of Stockholders. Eleven directors attended our 2012 Annual Meeting of Stockholders.

     During fiscal year 2013, our board of directors held 5 meetings. All of our incumbent directors attended at least 75%, in the aggregate, of the meetings of the board of directors and the committees of which they were members during the periods that they served on our board of directors.

     The board of directors’ categorical standards of director independence are consistent with NASDAQ Stock Market (“NASDAQ”) listing standards and are available online at: http://www.adp.com/about-us/corporate-social-responsibility/governance/corporate-governance-principles/standards-of-director-independence.aspx. Directors meeting these standards are considered to be “independent.” Ms. Alemany, Ms. Gooden, and Messrs. Brenneman, Brun, Clark, Fast, Hubbard, Jones, Salem, and Summe meet these standards and are, therefore, considered to be independent directors. Mr. Rodriguez does not meet these standards and is, therefore, not considered to be an independent director. Based on the foregoing categorical standards, all current members of the audit, compensation and nominating/corporate governance committees are independent. Mr. Brun, our independent non-executive chairman of the board, is not a member of any of these board committees.

     The table below provides membership and meeting information for each of the committees of the board of directors.

Committee Memberships
Name	AC	CC	NCGC
Ellen R. Alemany			X
Gregory D. Brenneman	F	C
Richard T. Clark	X	X
Eric C. Fast	C, F
Linda R. Gooden	X
R. Glenn Hubbard	F	X
John P. Jones		X	C
Enrique T. Salem			X
Gregory L. Summe		X	X
Number of meetings
held in fiscal 2013	7	5	3

AC	Audit Committee	F	Financial Expert
CC	Compensation Committee	C	Committee Chair
NCGC	Nominating / Corporate Governance Committee

     Board Leadership Structure

     Our Corporate Governance Principles do not require the separation of the roles of chairman of the board and chief executive officer because the board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. Our board of directors is currently led by Mr. Brun, our independent non-executive chairman of the board. Mr. Rodriguez, our chief executive officer, serves as a member of the board of directors. The board of directors believes this leadership structure is in the best interests of the company’s stockholders at this time. Separating these positions allows our chief executive officer to focus on developing and implementing the company’s business plans and supervising the company’s day-to-day business operations and allows our chairman of the board to lead the board of directors in its oversight, advisory, and risk management roles.

     Executive Sessions

     Executive sessions of the non-management directors are held during each board of directors and committee meeting. Mr. Brun, our independent non-executive chairman of the board, presides at each executive session of the board of directors.

     Director Nomination Process

     When the board of directors decides to recruit a new member, or when the board of directors considers any director candidates submitted for consideration by our stockholders, it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have backgrounds directly related to our technologies, markets and/or clients. Additionally, candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. The nominating/corporate governance committee will not consider candidates who lack the foregoing personal characteristics. In addition, the nominating/corporate governance committee considers a wide range of other factors in determining the composition of our board of directors, including age, diversity of background, diversity of thought, and other individual qualities such as professional experience, skills, education, and training.

     Nominations of candidates for our board of directors by our stockholders for consideration at our 2014 Annual Stockholder Meeting are subject to the deadlines and other requirements described under “STOCKHOLDER PROPOSALS” on page 69 of this proxy statement.

     Retirement Policy

     Each director will automatically retire from the board of directors at the company’s Annual Meeting of Stockholders following the date he or she turns 72. Management directors who are no longer officers of the company are required to offer to resign from the board of directors.

     Audit Committee

     The audit committee acts under a written charter, which is available online at http://www.adp.com/about-us/corporate-social-responsibility/governance/audit-committee-charter.aspx. The members of the audit committee satisfy the independence requirements of NASDAQ® listing standards. The audit committee’s principal functions are to assist the board of directors in fulfilling its oversight responsibilities with respect to (i) our systems of internal controls regarding finance, accounting, legal compliance, and ethical behavior, (ii) our auditing, accounting and financial reporting processes generally, (iii) our financial statements and other financial information that we provide to our stockholders, the public and others, (iv) our compliance with legal and regulatory requirements, and (v) the performance of our corporate audit department and our independent auditors.

     Nominating/Corporate Governance Committee

     The nominating/corporate governance committee acts under a written charter, which is available online at http://www.adp.com/about-us/corporate-social-responsibility/governance/nominating-corporate-governance-committee-charter.aspx. The members of the nominating/corporate governance committee satisfy the independence requirements of NASDAQ listing standards. The principal functions of the nominating/corporate governance committee are to (i) identify individuals qualified to become members of the board of directors and recommend a slate of nominees to the board of directors annually, (ii) ensure that the audit, compensation and nominating/corporate governance committees of the board of directors have the benefit of qualified and experienced independent directors, (iii) review and reassess annually the adequacy of the board of directors’ corporate governance principles and recommend changes as appropriate, (iv) oversee the evaluation of the board of directors and management and recommend to the board of directors senior managers to be elected as new corporate vice presidents of the company, and (v) review our policies and programs that relate to matters of corporate citizenship.

     Compensation Committee

     The compensation committee acts under a written charter, which is available online at http://www.adp.com/ about-us/corporate-social-responsibility/governance/compensation-committee-charter.aspx. The members of the compensation committee satisfy the independence requirements of NASDAQ listing standards. In addition, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of NASDAQ.

     The compensation committee sets and administers our executive compensation program. See “COMPENSATION DISCUSSION AND ANALYSIS” on page 19 of this proxy statement.

     The compensation committee is authorized to engage the services of outside advisors, experts and others to assist the committee. For fiscal year 2013, the compensation committee sought advice from Frederic W. Cook & Co., Inc., an independent compensation consulting firm specializing in executive and director compensation. For further information about Frederic W. Cook & Co., Inc.’s services to the compensation committee, see “COMPENSATION DISCUSSION AND ANALYSIS” under “Compensation Consultant” on page 25 of this proxy statement.

     The Board’s Role in Risk Oversight

     Our board of directors provides oversight with respect to the company’s enterprise risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate the various risks confronting the company, including risks that are related to the achievement of the company’s operational and financial strategy. The board of directors performs this oversight function periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. Management is responsible for implementing and supervising day-to-day risk management processes and reporting to the board of directors and its committees as necessary.

     Our audit committee focuses on financial risks, including reviewing with management, the company’s internal auditors, and the company’s independent auditors the company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. In addition, our audit committee reviews risks related to compliance with applicable laws, regulations, and ethical standards, and also operational risks related to information security and system disruption. Our audit committee regularly receives, reviews and discusses with management presentations and analyses on our aggregate risk exposures, including market, credit, compliance, and operational risks.

     Our nominating/corporate governance committee oversees risks associated with board structure and other corporate governance policies and practices, including review and approval of any related-party transactions under our Related Persons Transaction Policy.

     Our compensation committee oversees risks related to compensation matters. Our compensation committee considered the risks presented by the company’s compensation policies and practices at its meetings in August 2012 and 2013 and believes that our policies and practices of compensating employees do not encourage excessive or unnecessary risk-taking for the following reasons:

  Our incentive plans have diverse performance measures, including company and business unit financial measures, operational measures, and individual goals;

  Our compensation programs balance annual and long-term incentive opportunities;

  We cap incentive plan payouts within a reasonable range;

  The mix of performance-based restricted stock and stock options in our long-term incentive programs serves the best interests of stockholders and the company;

  Our stock ownership guidelines link the interests of our executive officers to those of our stockholders; and

  Our compensation recovery policy for equity awards provides for the clawback of the value of awards in the event an employee engages in conduct contributing to a financial restatement.

     Our committees report on risk oversight matters directly to the board of directors on a regular basis.

     Communications with All Interested Parties

     All interested parties who wish to communicate with the board of directors, the audit committee, or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. We will relay any such communication to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the chairman of the board, or the full board of directors, unless, in any case, it is outside the scope of matters considered by the board of directors or duplicative of other communications previously forwarded to the board of directors. Communications to the board of directors, the non-management directors, or to any individual director that relate to the company’s accounting, internal accounting controls, or auditing matters are referred to the chairperson of the audit committee.

     Transactions with Related Persons

     We have a written “Related Persons Transaction Policy” pursuant to which any transaction between the company and a “related person” in which such related person has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be submitted to our nominating/corporate governance committee for review, approval, or ratification.

     A “related person” means a director, executive officer or beneficial holder of more than 5% of the company’s outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related person transaction.

     This policy requires our nominating/corporate governance committee to be provided with full information concerning the proposed transaction, including the benefits to the company and the related person, any alternative means by which to obtain like benefits, and terms that would prevail in a similar transaction with an unaffiliated third party. In considering whether to approve any such transaction, the nominating/corporate governance committee will consider all relevant factors, including the nature of the interest of the related person in the transaction and whether the transaction may involve a conflict of interest.

     Specific types of transactions are excluded from the policy, such as, for example, transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

     The wife of Michael L. Capone, our vice president and chief information officer, is employed as an executive of the company and received total cash compensation for fiscal year 2013 in excess of $120,000.

     Availability of Corporate Governance Documents

     Our Corporate Governance Principles and Related Persons Transaction Policy may be viewed online on the company’s website at www.adp.com under “Governance” in the “About ADP” section. Our Code of Business Conduct & Ethics and Code of Ethics for Principal Executive Officer and Senior Financial Officers may be found at www.adp.com under “Ethics” in the “About ADP” section. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the company’s headquarters.

Compensation Committee Interlocks and Insider Participation

     Messrs. Brenneman, Clark, Hubbard, Jones, and Summe are the five independent directors who sit on the compensation committee. No compensation committee member has ever been an officer of the company. During fiscal year 2013 and as of the date of this proxy statement, no compensation committee member has been an employee of the company or eligible to participate in our employee compensation programs or plans, other than the company’s 2008 Omnibus Award Plan under which non-employee directors have received stock option grants and deferred stock units. None of the executive officers of the company have served on the compensation committee or on the board of directors of any entity that employed any of the compensation committee members or directors of the company.

Compensation of Non-Employee Directors

     The annual retainer for non-employee directors, other than Mr. Brun, the chairman of our board of directors, is $205,000, $125,000 of which is paid in the form of deferred stock units and $80,000 of which may, at the election of each director, be paid in cash, deferred or paid in deferred stock units. The chairman of our board of directors receives an annual retainer of $360,000, $220,000 of which is paid in the form of deferred stock units and $140,000 of which may, at the election of the chairman of our board of directors, be paid in cash, deferred or paid in deferred stock units. The chairperson of the audit committee was paid an additional annual retainer of $15,000 and the chairperson of each of the compensation committee and the nominating/corporate governance committee was paid an additional annual retainer of $10,000. The additional annual retainer may, at the director’s election, be paid in cash or in deferred stock units. Meeting fees are not paid in respect of the first seven meetings of the board of directors or of any individual committee. Non-employee directors receive $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the board of directors or any individual committee, as applicable.

     Effective at the time of the 2013 Annual Meeting of Stockholders, the annual retainer for non-employee directors, other than Mr. Brun, the chairman of our board of directors, will be increased to $220,000, $130,000 of which will be paid in the form of deferred stock units and $90,000 of which may, at the election of each director, be paid in cash, deferred or paid in deferred stock units. Also effective at the time of the 2013 Annual Meeting of Stockholders, the annual retainer for the chairman of our board of directors will be increased to $370,000, $225,000 of which will be paid in the form of deferred stock units and $145,000 of which may, at the election of the chairman of our board of directors, be paid in cash, deferred or paid in deferred stock units.

     All of our non-employee directors chose to receive the entire elective portion of their annual retainers in the form of deferred stock units except for Mr. Brenneman, who elected to receive the amount of his additional annual retainer in cash. Under our 2008 Omnibus Award Plan a director may specify whether, upon separation from the board, he or she would like to receive the deferred cash amounts in such director’s deferred account in a lump sum payment or in a series of substantially equal annual payments over a period ranging from two to ten years.

     Pursuant to our 2008 Omnibus Award Plan, each non-employee director is credited with an annual grant of deferred stock units on the date established by the board for the payment of the annual retainer equal in number to the quotient of $125,000 ($130,000 effective at the time of our 2013 Annual Meeting of Stockholders), or $220,000 ($225,000 effective at the time of our 2013 Annual Meeting of Stockholders) in the case of the chairman of the board of directors, divided by the closing price of a share of our common stock on the date this amount is credited. Deferred stock units are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with an amount equal to the cash dividend. When a director ceases to serve on our board, such director will receive a number of shares of common stock equal to the number of deferred stock units in such director’s account and a cash payment equal to the dividend payments accrued, plus interest on the dividend equivalents from the date such dividend equivalents were credited. The interest will be paid with respect to each twelve-month period beginning on November 1 of such period to the date of payment and will be equal to the rate for five-year U.S. Treasury Notes published in The Wall Street Journal® on the first business day of November of each such twelve-month period plus 0.50%. Non-employee directors do not have any voting rights with respect to their deferred stock units.

     Non-employee directors no longer receive annual stock option grants. Prior to our 2010 Annual Meeting of Stockholders, upon initial election to the board of directors, a non-employee director received a grant of options to purchase 5,000 shares of common stock if such director attended a regularly scheduled board of directors meeting prior to the next Annual Meeting of Stockholders. Thereafter, a non-employee director received an annual grant of options to purchase 5,000 shares of common stock. All such options were granted under the 2008 Omnibus Award Plan, have a term of ten years, and were granted at the fair market value of the common stock as determined by the closing price of our common stock on the NASDAQ Global Select Market® on the date of the grant.

     Options granted to our non-employee directors under the 2008 Omnibus Award Plan are exercisable in four equal installments, with the first twenty-five percent becoming exercisable on the first anniversary of the option’s grant date, and the remaining three installments becoming exercisable on each successive anniversary date thereafter. The options vest only while a director is serving in such capacity, unless certain specified events occur, such as death or permanent disability, in which case the options immediately vest and become fully exercisable. In addition, non-employee directors who have been non-employee directors for at least ten years will have all of their options vested upon retirement from the board of directors and will have 36 months to exercise their options. Non-employee directors who have served as non-employee directors for fewer than ten years at the time they retire or otherwise leave the board will not qualify for accelerated vesting, but will have 60 days to exercise their then-vested options. Notwithstanding the foregoing, all options will expire no more than ten years from their date of grant.

     Our share ownership guidelines are intended to promote ownership in the company’s stock by our non-employee directors and to align their financial interests more closely with those of other stockholders of the company. Each non-employee director has a minimum shareholding requirement of our common stock equal to five times his or her annual cash retainer.

     The following table shows compensation for our non-employee directors for fiscal year 2013.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2013

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash(5) ($)	Awards(6) ($)	Compensation(7) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Ellen Alemany	$80,000	$125,000	$40,000	$245,000
Gregory D. Brenneman(1)	$90,000	$125,000	$0	$215,000
Leslie A. Brun(2)	$140,000	$220,000	$0	$360,000
Richard T. Clark	$80,000	$125,000	$0	$205,000
Eric C. Fast(3)	$95,000	$125,000	$15,000	$235,000
Linda R. Gooden	$80,000	$125,000	$5,000	$210,000
R. Glenn Hubbard	$80,000	$125,000	$0	$205,000
John P. Jones(4)	$90,000	$125,000	$0	$215,000
Enrique T. Salem	$80,000	$125,000	$0	$205,000
Gregory L. Summe	$80,000	$125,000	$20,000	$225,000
____________________

(1)	As chairman of the compensation committee, Mr. Brenneman received a $10,000 annual retainer, which is included in fees earned.

(2)	Mr. Brun is the non-executive chairman of the board of directors.

(3)	As chairman of the audit committee, Mr. Fast received a $15,000 annual retainer, which is included in fees earned.

(4)	As chairman of the nominating/corporate governance committee, Mr. Jones received a $10,000 annual retainer, which is included in fees earned.

(5)	Represents the following, whether received as cash, deferred or received as deferred stock units: (i) the elective portion of directors’ annual retainer, and (ii) annual retainers for committee chairpersons. See footnote 6 below for additional information about deferred stock units held by directors.

(6)	Represents the portion of the annual retainer required to be credited in deferred stock units to a director’s annual retainer account. Amounts set forth in the Stock Awards column represent the aggregate grant date fair value for fiscal year 2013 as computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 10 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our annual report on Form 10-K for the fiscal year ended June 30, 2013.

The grant date fair value for each deferred stock unit award granted to directors in fiscal year 2013 (including in respect of elective deferrals of amounts otherwise payable in cash), calculated in accordance with FASB ASC Topic 718, is as follows:

		Grant Date
Director	Grant Date	Fair Value
Ellen Alemany	11/13/2012	$205,000

Gregory D. Brenneman	11/13/2012	$205,000

Leslie A. Brun	11/13/2012	$360,000

Richard T. Clark	11/13/2012	$205,000

Eric C. Fast	11/13/2012	$220,000

Linda R. Gooden	11/13/2012	$205,000

R. Glenn Hubbard	11/13/2012	$205,000

John P. Jones	11/13/2012	$215,000

Enrique T. Salem	11/13/2012	$205,000

Gregory L. Summe	11/13/2012	$205,000

The aggregate number of outstanding deferred stock units held by each director at June 30, 2013 is as follows: Ms. Alemany, 6,854; Mr. Brenneman, 24,629; Mr. Brun, 39,424; Mr. Clark, 8,212; Mr. Fast, 20,152; Ms. Gooden, 15,541; Mr. Hubbard, 25,031; Mr. Jones, 24,365; Mr. Salem, 13,512; Mr. Summe, 19,461.

In fiscal year 2013, no stock option awards were granted. The aggregate number of outstanding stock options held by each director at June 30, 2013 is as follows: Mr. Brenneman, 4,750; Mr. Brun, 1,250; Mr. Fast, 15,000; Ms. Gooden, 3,750; Mr. Hubbard, 36,948; Mr. Jones, 31,461; Mr. Salem, 5,000; and Mr. Summe, 15,000.

(7)	Reflects contributions by the ADP Foundation that match the charitable gifts made by our directors. The ADP foundation makes matching charitable contributions in an amount not to exceed $20,000 in a calendar year in respect of any given director’s charitable contributions for that calendar year. Amounts in the Director Compensation Table may exceed $20,000 because, while matching charitable contributions are limited to the $20,000 in a calendar year, the Director Compensation Table reflects matching charitable contributions for the fiscal year ended June 30, 2013.

Security Ownership of Certain Beneficial Owners and Management

     The following table contains information regarding the beneficial ownership of the company’s common stock by (i) each director and nominee for director of the company, (ii) each of our named executive officers included in the Summary Compensation Table below (we refer to such executive officers as “named executive officers”), (iii) all company directors and executive officers as a group (including the named executive officers) and (iv) all stockholders that are known to the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. Unless otherwise noted in the footnotes following the table, each person listed below has sole voting and investment power over the shares of common stock reflected in the table. Unless otherwise noted in the footnotes following the table, the information in the table is as of August 31, 2013 and the address of each person named is P.O. Box 34, Roseland, New Jersey, 07068.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (1)	Percent
Ellen Alemany	6,854	*
Steven J. Anenen(2)	171,777	*
Gregory D. Brenneman	28,129	*
Leslie A. Brun	41,424	*
Richard T. Clark	8,212	*
Eric C. Fast	33,902	*
Linda R. Gooden	18,041	*
R. Glenn Hubbard	61,729	*
John P. Jones	54,576	*
Regina R. Lee	207,834	*
Dermot J. O’Brien	18,762	*
Christopher R. Reidy(3)	178,460	*
Carlos A. Rodriguez	150,712	*
Enrique T. Salem	17,262	*
Jan Siegmund	102,849	*
Gregory L. Summe	33,211	*
The Vanguard Group, Inc.(4)	26,980,842	5.6%
Directors and executive officers as a group (26 persons,
including those directors and executive officers named above)	1,719,089	*
____________________

*	Indicates less than one percent.

(1)	Includes: (i) 449,770 shares that may be acquired upon the exercise of stock options that are exercisable on or prior to October 31, 2013 held by the following directors and executive officers: 91,914 (Mr. Anenen), 3,500 (Mr. Brenneman), 13,750 (Mr. Fast), 2,500 (Ms. Gooden), 35,698 (Mr. Hubbard), 30,211 (Mr. Jones), 120,177 (Ms. Lee), 7,500 (Mr. O’Brien), 59,500 (Mr. Rodriguez), 3,750 (Mr. Salem), 67,520 (Mr. Siegmund), and 13,750 (Mr. Summe); (ii) 124,312 shares that may be acquired upon the exercise of stock options held by Mr. Reidy on November 2, 2012, the effective date that he ceased to be an officer of the company, which were exercisable on or prior to January 1, 2013, and (iii) 952,004 shares subject to stock options held by the directors and executive officers as a group. Includes shares issuable upon settlement of deferred stock units held by non-employee directors as follows: 6,854 (Ms. Alemany), 24,629 (Mr. Brenneman), 39,424 (Mr. Brun), 8,212 (Mr. Clark), 20,152 (Mr. Fast), 15,541 (Ms. Gooden), 25,031 (Mr. Hubbard), 24,365 (Mr. Jones), 13,512 (Mr. Salem), and 19,461 (Mr. Summe).

(2)	Includes 16,946 shares that Mr. Anenen deferred upon exercise of stock options prior to 2002.

(3)	The number of shares owned by Mr. Reidy is based on information as of November 2, 2012, which is the effective date when he ceased to be an officer of the company.

(4)	Information is furnished in reliance on the Form 13F of The Vanguard Group, Inc. (“Vanguard”) filed on August 13, 2013. The address of The Vanguard Group, Inc. is P.O. Box 2600, V26, Valley Forge, PA 19482-2600. Vanguard shares investment power over 666,791 shares with Vanguard Fiduciary Trust Company and also shares investment power over 148,083 shares with Vanguard Investments Australia Ltd. Vanguard has sole investment power over 26,165,968 shares. Vanguard has sole voting authority over 846,077 shares and no voting authority over 26,134,765 shares.

Equity Compensation Plan Information

     The following table sets forth information as of June 30, 2013 regarding compensation plans under which the company’s equity securities are authorized for issuance:

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by stockholders	13,155,030 (1)	$43.97	32,213,537 (2)
Equity compensation plans not approved
by stockholders	0	$-	0
Total	13,155,030	$43.97	32,213,537
____________________

(1)	Includes (i) 1,624,880 shares of restricted stock and 3,770 deferred restricted stock units issuable under our fiscal year 2013 one-year performance-based restricted stock program (which were issued in September 2013), (ii) 89,106 deferred restricted stock units issuable under our one-year performance-based restricted stock program prior to June 30, 2013, (ii) 197,181 shares issuable upon settlement of deferred stock units held by our directors, and (iii) 16,946 shares deferred by Steven J. Anenen upon his exercise of stock options prior to 2002. The remaining balance consists of outstanding stock options. Weighted average exercise price shown in column (b) of this table does not take into account awards under our performance-based restricted stock program, deferred restricted stock units, or deferred shares.

(2)	Includes 27,858,517 shares available for future issuance under the 2008 Omnibus Award Plan and 4,355,020 shares of common stock remaining available for future issuance under the Employees’ Savings-Stock Purchase Plan. Approximately 277,583 shares of common stock were subject to purchase as of June 30, 2013 under the Employees’ Savings-Stock Purchase Plan.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

     We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

     RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the company’s proxy statement for the 2013 Annual Meeting of Stockholders.

     The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the COMPENSATION DISCUSSION AND ANALYSIS are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

     We urge stockholders to read the COMPENSATION DISCUSSION AND ANALYSIS section appearing on pages 19 through 33 of this proxy statement, as well as the “Summary Compensation Table For Fiscal Year 2013” and related compensation tables and narrative appearing on pages 35 through 51 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to approve the advisory resolution on named executive compensation. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     The following Compensation Discussion and Analysis, or “CD&A,” section of this proxy statement discusses the material elements of our fiscal year 2013 executive compensation programs for the following persons, who are our named executive officers, or “NEOs”:

  Carlos A. Rodriguez, our Chief Executive Officer;

  Jan Siegmund, our Chief Financial Officer;

  Regina R. Lee, our Division President, Employer Services–Major Account Services and ADP Canada;

  Steven J. Anenen, our Division President, Dealer Services;

  Dermot O’Brien, our Chief Human Resources Officer; and

  Christopher R. Reidy, our former Chief Financial Officer, who ceased to be an officer of the company effective on November 2, 2012, and separated from the company on January 2, 2013.

     The CD&A also provides an overview of our executive compensation philosophy and explains how the compensation committee of our board of directors arrives at specific compensation decisions involving the NEOs. In addition, the CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following fundamental aspects of our compensation programs:

  compensation principles;

  cash compensation;

  long-term incentive compensation; and

  other compensation components and considerations (including retirement benefits and deferred compensation).

     The compensation committee of our board of directors determines the compensation of our chief executive officer and all other executive officers. When making decisions related to officers, including the NEOs (other than our chief executive officer), the committee considers recommendations from the chief executive officer.

Executive Summary

     Strong Stockholder Support for our Compensation Programs

     At our 2012 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2012 NEOs by a vote of approximately 96% in favor. Given this strong support and the company’s continued strong performance, the compensation committee retained the basic foundation of our overall compensation program during fiscal year 2013, but made certain changes to ensure that the program continued to support our key human resource and financial objectives. For fiscal year 2013, earnings per share growth was removed as a performance measure in determining the annual cash bonus for executive officers and was replaced by pre-tax operating income from continuing operations in order to avoid duplication with the continued use of earnings per share as the metric under our performance-based restricted stock program. In addition, for the fiscal year 2013 performance-based restricted stock program, the vesting period that applies after the date the stock is granted following the end of the one-year performance period was extended to 12 months from 6 months.

     The compensation committee will continue to evaluate the degree to which our compensation programs link pay to performance, and take steps to ensure that the program encourages our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company.

     Fiscal Year 2013 Business Highlights

     We achieved solid results for fiscal year 2013, reflecting the strength of our underlying business model, including the diversity of our client base and products, against the uneven global economic recovery. Our organic revenue growth improved each quarter during fiscal year 2013. Our focus on product innovation and improvements in sales force productivity have led to growth in new business bookings ahead of our expectations to 11% for the year. Worldwide client revenue retention in our Employer Services segment increased to 91.3%, a new record level. Aided by our strong financial performance, we returned nearly $1.5 billion in excess cash to our shareholders through cash dividends and share buybacks during fiscal year 2013 in line with our longstanding commitment to shareholder friendly actions. Our common stock generated a total shareholder return of 27% in fiscal year 2013, compared to a total shareholder return of 21% for the S&P 500 Index over the same period. The compensation committee considered our strong financial performance in their discussion regarding our incentive plans, and believes that incentive plan payouts are commensurate with our performance.

     Our financial performance in fiscal year 2013 impacted the compensation of our executive officers in several ways, most notably our annual cash bonus plan and performance-based restricted stock program. The compensation committee’s determination of incentive compensation under our cash bonus program for all of our executive officers, not just our named executive officers, was based on fiscal year 2013 revenue growth of 7.1% compared to a target of 7%, excluding the effect of foreign exchange movement, and adjusted operating income growth of 4.2% compared to a target of 4.5%. The incentive compensation under our performance-based restricted stock program was based on fiscal year 2013 adjusted earnings per share growth of 6.3% compared to a target of >5% to 7%. The actual operating income and earnings per share results considered by the compensation committee exclude the impact of certain non-recurring items consisting of a goodwill impairment charge in fiscal year 2013 related to the acquisition of our ADP AdvancedMD® business in the third quarter of fiscal year 2011 and a gain resulting from the sale of certain assets completed in the second quarter of fiscal year 2012. In fiscal year 2013, our named executive officers (other than Mr. Reidy) received cash bonuses that averaged approximately 106.1% of target. Our one-year earnings per share growth for fiscal year 2013 resulted in awards to our named executive officers of restricted stock under our performance-based restricted stock program at 100% of target.

     The tables below illustrate the alignment between company performance and the incentive compensation paid to Mr. Rodriguez for fiscal year 2013:

     Good Governance and Best Practices

     We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our programs:

  Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company and to link executive performance to stockholder value.

  Annual say-on-pay vote: Consistent with our stockholders’ advisory vote at our November 2011 stockholder meeting, we hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.

  Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as an independent compensation consultant. Cook & Co. reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

  Clawback policy: We maintain a compensation recovery, or “clawback” provision in our 2008 Omnibus Award Plan.

  Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers. Mr. Rodriguez’s stock ownership guideline is six times his base salary. The other named executive officers have a stock ownership guideline of three times base salary. Executive officers whose ownership levels are below minimum requirements are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock.

  Double trigger on change in control payments: Our Change in Control Severance Plan for Corporate Officers is based on a “double trigger”, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the 3-year period after a change in control.

  Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

     As part of our commitment to principles of good governance, we do not engage in the following practices:

  Anti-hedging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities.

  Anti-pledging policy: We prohibit our directors and executive officers from holding ADP securities in a margin account or pledging ADP securities as collateral for a loan.

  No repricing of underwater stock options: We do not lower the exercise price of any outstanding stock options.

  No discount stock options: The exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

  No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions.

     Fiscal Year 2013 Executive Compensation Highlights

     For fiscal year 2013, we maintained annual cash bonus targets at fiscal year 2012 levels and increased the base salary of each named executive officer by an average of 4.1%, except for Mr. Siegmund, who was promoted to chief financial officer in November 2012, and for Mr. O’Brien, who was hired in April 2012. The design and targeted mix of our performance-based restricted stock (“PBRS”) and stock option programs remained unchanged from fiscal year 2012, however the vesting period for PBRS grants that applies after the conclusion of the 12-month performance period was extended to 12 months from 6 months. A summary of fiscal year 2013 total direct compensation for our named executive officers (with the exception of Mr. Reidy, who ceased to be an officer of the company effective on November 2, 2012 and separated from the company on January 2, 2013) is set forth in the following table, and additional detail is presented in the subsequent discussion as well as the tables and narratives that follow this CD&A:

Name	Base Salary		Annual Bonus	PBRS[2]	Stock Options[2]	Total
Mr. Rodriguez	$850,000		$1,437,520	$2,223,135	$1,396,440	$5,907,095
Mr. Siegmund	$525,000	[1]	$484,680	$428,625	$215,500	$1,653,805
Ms. Lee	$516,254		$416,720	$685,800	$215,500	$1,834,274
Mr. Anenen	$462,376		$332,726	$514,350	$155,160	$1,464,612
Mr. O’Brien	$475,000		$351,453	$485,775	$155,160	$1,467,388
____________________

1	Mr. Siegmund’s salary reflects his base salary in effect after his promotion to chief financial officer in November 2012.

2	Equity amounts are the grant date fair values for the fiscal year 2013 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2013” on page 35 of this proxy statement.

     Looking Forward

     In fiscal year 2014, we will introduce a performance stock unit program based on financial objectives that are measured over a three-year performance period consisting of three one-year earnings per share performance goals. This new three-year program will replace our current PBRS program. The fiscal 2014 target award opportunity under the new three-year stock unit program will be earned and issued in fiscal 2017 based on earnings per share performance goals for fiscal years 2014, 2015 and 2016, creating a gap in the annual vesting schedule under our current PBRS program in fiscal 2016. We will address this gap with a transition grant award opportunity under our current PBRS program in fiscal 2014, which will vest in September of fiscal 2016 in accordance with the current program, thereby avoiding possible retention risk in the absence of the vesting opportunity in fiscal 2016. We believe the new three-year program will help drive the company’s longer term financial goals by tying a substantial portion of the total compensation opportunity to multi-year performance, and better promote talent retention by lengthening the performance period. For a description of our current PBRS program see “Performance-Based Restricted Stock” on page 30 of this proxy statement.

Compensation Principles

     We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

  based on (i) the overall performance of the company, (ii) the performance of such executive’s business unit, and (iii) each executive’s individual performance;

  closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

  competitive, in order to attract and retain executives critical to our long-term success;

  consistent with high standards of corporate governance and best practices; and

  designed to discourage the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

     Our compensation programs are designed so that target pay reflects relative levels of responsibility among our key executives, and such that the proportion of pay tied to operating performance and changes in shareholder value varies directly with the level of responsibility and accountability to shareholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has a base salary range and a total annual cash compensation range, as well as ranges for annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

     We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on performance of a business unit and achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve excellent results. We also believe that it is important for our executive officers to have an ongoing long-term investment in the company as outlined on page 33 of this proxy statement under “Stock Ownership Guidelines.”

     Growth in revenue and operating income are important performance measures in annual cash bonus determinations, and earnings per share growth is used to determine the number of shares earned in a performance period under our performance-based restricted stock program. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the company’s long-term strategic goals of increasing the growth and profitability of our business, which are the key drivers of sustainable increases in stockholder value. The earnings per share measurement we use is diluted earnings per share from continuing operations.

     Elements of Compensation

     The following table summarizes the major elements of our fiscal year 2013 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data and comparison to other company executives
Annual Cash Bonus	To motivate executive officers to achieve individual, business unit and company-wide business goals	Payment based on achievement of target individual, business unit and company-wide business goals
Performance-Based Restricted Stock Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	Awards based on target growth in earnings per share Shares issued following applicable performance period, subject to an additional vesting period
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is a corresponding increase in stockholder value	Granted annually based on pay grades and individual performance Grants vest over four years

     Consistent with our pay for performance philosophy, our named executive officers’ compensation is structured with a significant portion of their total compensation at risk and paid based on the performance of the company and the applicable business unit. Excluding Mr. Reidy’s fiscal year 2013 compensation, the mix of total direct compensation (base salary, cash bonus and long-term incentive awards) for fiscal year 2013 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved. Mr. Rodriguez’s higher portion of at-risk compensation reflects his greater responsibility for overall company performance.

     Compensation Consultant

     The compensation committee has engaged Cook & Co. to provide assistance with the design of our compensation programs, the development of comparative market-based compensation data for the chief executive officer position and the determination of the chief executive officer’s target compensation awards. The specific matters on which Cook & Co. provided advice in fiscal year 2013 were the design of executive compensation programs and practices, including the changes to long-term incentives, and chief executive officer pay levels. In June 2012, Cook & Co. delivered to our compensation committee the results of a competitive assessment of compensation for use in determining fiscal year 2013 target compensation for Mr. Rodriguez. Cook & Co. also examined the mix of proposed performance-based restricted stock awards and stock option grants for our named executive officers in fiscal year 2013 and confirmed that the proposals for the named executive officers appeared reasonable and customary, given the company’s size and structure.

     As part of its ongoing support to the compensation committee, Cook & Co. also reviews executive compensation disclosures (including this Compensation Discussion and Analysis), reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings.

     The compensation committee determined that the work of Cook & Co. did not raise any conflicts of interest in fiscal 2013. In making this assessment, the compensation committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and applicable NASDAQ listing standards, including the fact that Cook & Co. does not provide any other services to the company, the level of fees received from the company as a percentage of Cook & Co.’s total revenue, policies and procedures employed by Cook & Co. to prevent conflicts of interest, and whether the individual Cook & Co. advisers to the compensation committee own any stock of the company or have any business or personal relationships with members of the compensation committee or our executive officers.

     Compensation Review and Determination

     Our annual pay review focuses on base salary, annual cash bonus and long-term equity incentives. In determining the compensation of our named executive officers, we consider the type of business we are in and the nature of our organization. The compensation committee also considers market data provided by their independent compensation consultant and by management. The compensation committee examines summary compensation sheets detailing the amounts and mix of base salary, cash bonus, and equity grants for each of our named executive officers, which compare the amounts and mix to competitive compensation practices. We generally target base salary, annual cash bonus and long-term equity incentives at the median of competitive compensation levels, but we will set targets above or below the median when warranted in the discretion of the compensation committee. The degree to which target compensation ranges above or below the median competitive rate is primarily based on each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with long tenure in their role may be positioned higher in the range.

     We consult different sets of compensation data reflecting the levels and practices of different groups of businesses to determine competitive compensation levels for our chief executive officer and other named executive officers.

     Chief Executive Officer. In benchmarking Mr. Rodriguez’s compensation, the compensation committee at its June 2012 meeting, reviewed the market compensation data from all U.S. public companies with annual revenue between $8 billion and $14 billion based on results as of April 30, 2012 (97 companies), which we believe is representative of the competitive environment we face with respect to senior executives. Utility companies were excluded because of the regulatory environment in which they operate. The median base salary, median target cash compensation and median target direct compensation (total cash plus long-term incentive compensation) of the comparison companies was $1,050,000, $2,686,000 and $8,553,000, respectively.

     For fiscal year 2013, Mr. Rodriguez’s base salary was at the 8th percentile, his target cash compensation was at the 19th percentile and his target direct compensation was at the 23th percentile of the compensation of the chief executive officers of the comparison companies.

     Other Named Executive Officers. With respect to the total cash and long-term incentive compensation for Ms. Lee and Messrs. Siegmund, Anenen, O’Brien and Reidy, management provided the compensation committee with competitive compensation market data based on compensation surveys reflecting the pay practices of publicly traded companies. The surveys used were the Towers Watson® U.S. General Industry Executive Database, the Hewitt Associates® Executive Total Compensation by Industry Survey, the Mercer Human Resources U.S. General Industry Executive Database and, for Messrs. Siegmund, O’Brien and Reidy, the Equilar Inc.® Top 25 Database. The number of companies included in the surveys ranged from 49 to 129. The companies included for Messrs. Siegmund, O’Brien and Reidy were based on a revenue range such that the median company revenue approximates the annual revenue of ADP. The companies included for Ms. Lee and Mr. Anenen were based on a revenue range such that the median company revenue approximates the annual revenue of the business units that the executive officer leads.

     Differences in Compensation of Our Named Executive Officers

     We carefully designed the pay mix for our chief executive officer to be competitive when measured against the pay packages of other chief executive officers as indicated by the compensation study.

     We have found that due to the broad responsibilities and the experience required for the chief executive officer position, compensation for chief executive officers in public companies that are similar in size to ours is significantly higher than those for other named executive officers.

     When determining the compensation level for each of our executive officers, the compensation committee reviews each individual compensation element based on the previous year’s level, as well as how the proposed level for that individual element would compare to the other executive officers. The aggregate level for each executive officer’s compensation is then compared against the executive’s previous year’s totals and against compensation of other executive officers of the company.

Cash Compensation

     Base Salary

     Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data and comparison to other company executives. Based on these criteria, our named executive officers received the following annual salary increases in fiscal year 2013 (Mr. O’Brien did not receive a salary increase for fiscal year 2013 because he was hired in April 2012):

Named Executive Officer	FY’12 Salary	Increase	FY’13 Salary
Mr. Rodriguez	$800,000	6.3%	$850,000
Mr. Siegmund	$415,000	26.5%	$525,000
Ms. Lee	$500,000	3.3%	$516,254
Mr. Anenen	$450,000	2.8%	$462,376
Mr. O’Brien	$475,000	0.0%	$475,000
Mr. Reidy	$560,000	2.0%	$571,202

     Salary increases for the named executive officers were made effective July 1, 2012, the first day of the 2013 fiscal year. In addition to the 3% salary increase Mr. Siegmund received effective July 2012, the compensation committee decided to increase Mr. Siegmund’s salary in November 2012 by approximately an additional 23% in connection with his promotion to chief financial officer. In determining the amount of such increase, the compensation committee considered the recommendations of Cook & Co. and the increased responsibilities assumed by Mr. Siegmund as a result of his promotion.

     Annual Cash Bonus

     Overview

     We paid our named executive officers cash bonuses for fiscal year 2013 based on the attainment of individual, business unit and company-wide business goals established at the beginning of the fiscal year.

     For each executive officer, we establish a target bonus amount, which is initially expressed as a percentage of projected year-end annual base salary. This target bonus percentage ranges from 70% to 160% of base salary for the named executive officers. We also assign a percentage value to each bonus component of each named executive officer’s annual cash bonus plan and then determine the target bonus amount linked to each component. We establish these performance ranges to provide our named executive officers with a strong incentive to exceed the targets. The maximum bonus payment to our chief executive officer is 200% of his target bonus level. All other named executive officers have a maximum bonus payment of 175% of their respective target bonus levels. There is no minimum payment level.

     The compensation committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers. In making these determinations, the compensation committee considers a variety of factors including market data, each officer’s relative level of responsibility, and the chief executive officer’s recommendations for executives other than himself. Our named executive officers participate in the discussions surrounding their bonus objectives so that they can provide their input and understand the expectations of each bonus plan component. Each named executive officer receives a final version of his or her individualized bonus plan after it has been approved by the compensation committee. Except in extraordinary circumstances, bonus objectives are not modified during the fiscal year, and no bonus objectives were modified during fiscal year 2013.

     The compensation committee reviews the performance of each of our named executive officers relative to his or her annual fiscal year target bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of our fiscal year. Based on this review, the compensation committee determines and approves the annual cash bonuses for each of our executive officers.

     Named Executive Officers’ Fiscal Year 2013 Bonuses

     Fiscal year 2013 target bonuses for the named executive officers were the same in percentage terms as in fiscal year 2012, except for Mr. Siegmund’s bonus target, which increased from 70% of base salary to 80%, due to his promotion. Following the conclusion of fiscal year 2013, the compensation committee considered the performance of the company, the business units and the individual named executive officers for the 2013 fiscal year against the named executive officers’ bonus objectives, assessed which of the individual bonus targets were met, exceeded or not fully achieved and approved cash bonuses as follows:

	Target Bonus as %	Target Bonus	Maximum Bonus as	Actual Bonus	Bonus Amount as
Named Executive Officer	of Base Salary	Amount	% of Target	Amount	% of Target
Mr. Rodriguez	160%	$1,360,000	200%	$1,437,520	105.7%
Mr. Siegmund	80%	$420,000	175%	$484,680	115.4%
Ms. Lee	80%	$413,000	175%	$416,720	100.9%
Mr. Anenen	70%	$323,700	175%	$332,726	102.8%
Mr. O’Brien	70%	$332,500	175%	$351,453	105.7%

     In addition, per his employment agreement, Mr. Reidy was paid an amount equal to his fiscal year 2013 cash bonus at 100% of his target in connection with his separation from the company.

     Fiscal Year 2013 Target Bonus Objectives

     Each objective for our named executive officers was satisfied as set forth below:

	Mr. Rodriguez		Mr. Siegmund		Ms. Lee		Mr. Anenen		Mr. O’Brien
Bonus Objectives	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target
Revenue Growth	20.0%	102.8%	15.0%	102.8%	15.0%	102.8%	15.0%	102.8%	20.0%	102.8%
Operating Income Growth	20.0%	96.4%	20.0%	96.4%	20.0%	96.4%	20.0%	96.4%	20.0%	96.4%
Sales Growth	20.0%	138.6%	15.0%	138.6%	15.0%	138.6%	-	-	20.0%	138.6%
Division Financial Performance	-	-	20.0%	156.5%	20.0%	84.0%	35.0%	100.9%	-	-
Strategic Objectives	40.0%	95.3%	30.0%	95.3%	30.0%	95.3%	30.0%	109.3%	40.0%	95.3%

     The bonus objectives were designed to reward achievement of goals that are aligned with the key components of our operational and strategic success, the degree to which the named executive officers have responsibility over overall company performance or individual division results, and to provide a set of common objectives that facilitate collaborative engagement. The compensation committee established the following financial goals for our named executive officers:

     Revenue Growth: 7% as a target objective, 200% of target was to be awarded for revenue growth of 11% or greater, and 0% of target was to be awarded for revenue growth below 2.5%.

     Operating Income: 4.5% as a target objective, 200% of target was to be awarded for operating income growth of 8.5% or greater, and 0% of target was to be awarded for negative operating income growth.

     Sales Growth (ES Worldwide): 9% for as a target objective, 200% of target was to be awarded for sales growth of 13% or greater, and 0% of target was to be awarded for negative sales growth. This objective is not included in Mr. Anenen’s bonus plan.

     Division Financial Performance: Successfully achieve net operating income, client retention and, in the case of Mr. Anenen, sales, equal to their respective divisions’ target results for fiscal year 2013.

     Strategic Objectives:

  Increase percent of new product R&D spend as a percent of total R&D.

  Complete platform migration and rationalizations planned for fiscal year 2013.

  Improve market share gains against key competitors.

  Establish a business process improvement program.

  Achieve at least 1% of plan revenue through strategic acquisitions and pursue strategic divestitures.

  Solidify leadership team and build talent pipeline. Build a solid succession plan for senior leadership team. Continue to drive improvement in diversity. Achieve positive improvement to associate engagement scores.

Long-Term Incentive Compensation Programs

     We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal year 2013, long-term incentives are awarded in the form of performance-based restricted stock awards and stock option grants. The compensation committee selected these awards because they ensure that the overall long-term incentive program is closely tied to changes in stockholder value and the degree to which critical operating objectives are attained, and support our talent retention objectives.

     Based on a long-term incentive compensation study conducted with the assistance of Cook & Co., we rebalanced the weighting of performance-based restricted stock awards and stock option grants. As a result, for all of our named executive officers except our chief executive officer, we target a long-term incentive compensation mix of 70% performance-based restricted stock and 30% stock options. For fiscal year 2013, the compensation committee approved a long-term incentive mix for the chief executive officer of 60% performance-based restricted stock and 40% stock options. The compensation committee believes that this incentive mix is appropriate for the chief executive officer because of his greater role in driving long-term stockholder value creation.

     The compensation committee may also from time to time grant discretionary awards of time-based restricted stock to our executive officers. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between performance-based restricted stock awards and stock option grants. No such awards were made to our executive officers in fiscal year 2013.

     The target long-term incentive mix approved for fiscal year 2013 grants is shown in the following chart:

     As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive levels. We establish share grant target amounts or ranges of target amounts for each executive level by setting such target amounts, and the midpoints of such ranges of target amounts, at the market median levels. The compensation committee reviews the share grant targets and target ranges annually to ensure that the resulting awards based on current stock price and option fair value remain generally consistent with our median compensation philosophy.

     Prior to the beginning of each fiscal year, we analyze the target performance-based restricted stock award and stock option grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

     At its August 2012 meeting, the compensation committee approved target awards of one-year performance-based restricted stock for fiscal year 2013 for all named executive officers. At its January 2013 meeting, the compensation committee approved stock option grants for the named executive officers for fiscal year 2013. Performance-based restricted stock awards (at target) and stock option grants for fiscal year 2013 are summarized in the table below:

Named Executive Officer	Target PBRS Award	Stock Options
Mr. Rodriguez	38,900	162,000
Mr. Siegmund	7,500	25,000
Ms. Lee	12,000	25,000
Mr. Anenen	9,000	18,000
Mr. O’Brien	8,500	18,000
Mr. Reidy	13,000	0

     Mr. Reidy separated from the company before the fiscal year 2013 stock options were granted. Mr. Rodriguez’s employment agreement affects his long-term incentive compensation. Mr. Rodriguez’s employment agreement is summarized in more detail below under “Mr. Rodriguez’s Employment Agreement.” Mr. Reidy’s separation agreement, which he entered into in connection with his separation from the company, governs his long-term incentive compensation granted prior to his separation. Mr. Reidy’s separation agreement is summarized in more detail below under “Mr. Reidy’s Separation Agreement.”

     Performance-Based Restricted Stock

     We use a performance-based restricted stock program, in which vesting occurs over a multi-year period, to align the compensation of our key executives with long-term company operating performance, create commonality of interest between executives and shareholders, and to support talent retention objectives. We typically communicate to our executive officers (including the named executive officers) in the first quarter of each fiscal year the target number of shares of restricted stock subject to a performance-based restricted stock award if we achieve 100% of the designated performance objective. After the conclusion of the one-year performance period, the compensation committee determines the extent to which the performance objective was achieved, and the applicable percentage of the number of target shares, if any, that have been earned. The earned shares are typically issued in the following September (i.e., September 2013 in respect of fiscal year 2013 performance) in the form of restricted stock, which is subject to time-based vesting. The fiscal year 2013 performance-based restricted stock program requires a one-year vesting period.

     In August 2012 we established that earnings per share growth for fiscal year 2013 of more than 5% would be required to receive the awards at the target level, and the awards would be adjusted upward or downward at the end of the performance period as follows:

Earnings Per Share Growth	Restricted Stock Grant as Percentage of Target
0% or under	0%
>0% to 1%	50%
>1% to 3%	75%
>3% to 5%	85%
>5% to 7%	100%
>7% to 9%	115%
>9% to 11%	125%
Over 11%	150%

     Our earnings per share growth for fiscal year 2013 was 6.3%, resulting in awards of restricted stock at 100% of target level. These shares of restricted stock were issued in September 2013 and will vest fully in September 2014, subject to the executive’s continued employment with the company through the vesting date. Dividends are paid only with respect to shares of restricted stock that have been issued.

     Stock Options

     We grant stock options to our executive officers based upon their pay grades (other than our chief executive officer). Stock options generally vest over four years. The grant level for each pay grade is determined based on our annual review of our long-term incentive compensation program. Our chief executive officer recommends to the compensation committee the number of stock options for our executive officers, other than himself. The compensation committee determined and approved stock option grants for our chief executive officer as part of a review of his entire compensation package based on the guidance of its independent compensation consultant, Cook & Co. The grant levels approved by the compensation committee for fiscal year 2013 were consistent with the grant levels approved for fiscal year 2012, with the exception of Mr. Siegmund (who received more stock options to reflect his promotion to chief financial officer) and Mr. Rodriguez (who received fewer stock options in fiscal year 2013 because he had received in fiscal year 2012 a special, one-time stock option award in connection with his promotion to chief executive officer).

     While the compensation committee can consider a stock option grant at any time for our executive officers, it makes its regularly scheduled stock option grants at its first meeting in January of each calendar year. The compensation committee generally sets its calendar of meetings in August of each year and we do not coordinate the January meeting date, or any other meeting dates, with any regularly scheduled announcement or corporate event. Additional stock option grants may be made to assist us in recruiting, promoting or retaining executive officers.

     Time-Based Restricted Stock

     The compensation committee may from time to time grant discretionary awards of time-based restricted stock to our executive officers. These discretionary grants assist us in the recruitment, promotion or retention of executive officers. Our named executive officers did not receive any time-based restricted stock grants in fiscal year 2013.

Other Compensation Components and Considerations

     In addition to the compensation components discussed above and the opportunity to participate in the same Employees’ Savings-Stock Purchase Plan and the same health and welfare benefits available to our U.S. associates generally, we offer our executive officers retirement benefits, deferred compensation, limited perquisites and change in control protection. We believe these additional benefits are fair, competitive, consistent with our overall compensation philosophy and designed to ensure that we can effectively retain our executive officers as well as effectively compete for executive talent.

     Retirement Benefits

     All executive officers can participate in the Automatic Data Processing, Inc. Retirement and Savings Plan (our 401(k) plan) and are automatically enrolled in the Automatic Data Processing, Inc. Pension Retirement Plan (a tax-qualified, defined benefit, cash balance pension plan). These plans are generally available to all U.S. associates. Executive officers also participate in the Supplemental Officers Retirement Plan, which provides retirement benefits to our executive officers in excess of those generally available under our qualified cash balance pension plan. The Supplemental Officers Retirement Plan enables us to attract and retain experienced senior executive talent necessary to achieve growth by providing for their financial security following their retirement, and provides these executive officers with a retirement benefit targeted to a competitive income replacement ratio at normal retirement age.

     Deferred Compensation

     All executive officers may defer all or a portion of their annual cash bonuses and/or performance-based restricted stock awards into a deferred compensation account. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives and to provide our executive officers with a tax efficient way to save for retirement. The company does not match deferrals by its named executive officers or otherwise contribute any amounts to the named executive officers’ deferred compensation amounts. Since the deferral accounts are made up of funds already earned by the executive officers, we do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions.

     Perquisites

     We provide each of our executive officers the use of automobiles leased by the company. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club events. In addition, the ADP Foundation makes contributions that match the charitable gifts made by our executive officers up to a maximum of $20,000 per calendar year. Finally, company policy permits Mr. Rodriguez to occasionally use the company’s aircraft for personal travel in order to maximize his business availability and productivity, provided that he reimburses the company for the aggregate incremental cost incurred by the company in connection with any such personal use.

     We did not make any tax gross-up payments to our named executive officers in fiscal year 2013, except for payments related to relocation expenses, which are available to all U.S. associates who participate in the company’s relocation program.

     Change in Control and Severance Arrangements

     The Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers is designed (i) to retain our corporate officers (including the named executive officers) and our staff vice presidents and (ii) to align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. In addition, Mr. Rodriguez’s employment agreement, which was entered into in December 2011, contains provisions related to severance and change in control as described below under “Potential Payments To Named Executive Officers Upon Termination or Change of Control.”

     Under our Change in Control Severance Plan for Corporate Officers (described below under “Potential Payments To Named Executive Officers Upon Termination or Change of Control”), our executive officers have separation entitlements that differ from one another. Mr. Rodriguez is entitled to severance equal to approximately one and one-half to two times base salary and bonus upon termination of employment without cause or with good reason, while our other named executive officers are entitled to severance equal to approximately one to one and one-half times base salary and bonus. We believe that a higher severance multiple for our chief executive officer is needed in order to attract the individual we believe is best suited for the office. Our chief executive officer is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Our Change in Control Severance Plan for Corporate Officers also provides that the vesting of certain unvested equity awards may be accelerated under some termination scenarios based on a “double trigger” in which payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the 3-year period after a change in control.

     The severance formulas we use for executive officers are each designed to provide the level of temporary replacement income we feel is appropriate for that office, but the compensation our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.

     Accounting and Tax Considerations

     We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. In particular, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our named executive officers, other than the chief financial officer). However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We strive to make only those equity-based awards and grants that qualify as performance-based compensation or that we otherwise can deduct when determining our corporate taxes. However, the overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the component and the stockholder value that management and the compensation committee believe the pay component reinforces. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, it would be in the best interests of the company and its stockholders to do so. Compensation attributable to the vesting of time-based restricted stock does not qualify as performance-based compensation, and therefore may not be deductible to the extent it results in aggregate non-performance based compensation in excess of $1,000,000. With the exception of Mr. O’Brien, who received a one-time grant of 15,000 shares of time-based restricted stock in April of 2012 in connection with being hired as our chief human resources officer, our named executive officers have not received any time-based restricted stock since fiscal year 2010.

     Our stockholders have previously approved incentive plans (including our 2008 Omnibus Award Plan) which are intended to permit the company to make equity-based awards and cash bonuses that may qualify as performance-based compensation for purposes of Section 162(m). We are submitting the performance criteria set forth in our 2008 Omnibus Award Plan for re-approval to ensure that the company may continue to deduct compensation attributable to awards granted under the plan. See “Re-approval of the Performance-Based Provisions of the 2008 Omnibus Award Plan” on page 62 of this proxy statement.

     Compensation Recovery (Clawback)

     Our stock option and restricted stock award agreements pursuant to our 2008 Omnibus Award Plan permit the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any option gain and/or the value of vested restricted stock, as applicable, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

     Stock Ownership Guidelines

     The compensation committee has established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. We set the stock ownership guidelines on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and/or dependent children), or stock owned through our Retirement and Savings Plan.

     Under our stock ownership guidelines, Mr. Rodriguez is expected to own an amount of our stock equal in value to six times his base salary and Ms. Lee and Messrs. Siegmund, Anenen and O’Brien are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock. As of the end of fiscal year 2013, all named executive officers met the stock ownership guidelines, with the exception of Mr. O’Brien, who was hired in April 2012.

COMPENSATION COMMITTEE REPORT

     The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the company’s 2013 proxy statement. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2013 proxy statement.

Compensation Committee of the Board of Directors

Gregory D. Brenneman, Chairman
Richard T. Clark
R. Glenn Hubbard
John P. Jones
Gregory L. Summe

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation of our named executive officers for fiscal year 2013.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	2013	$850,000	$0	$2,223,135	$1,396,440	$1,437,520	$379,644	$51,016	$6,337,755
President and Chief	2012	$729,744	$0	$926,200	$1,673,900	$1,452,400	$636,696	$50,482	$5,469,422
Executive Officer	2011	$500,000	$0	$487,200	$170,800	$573,800	$155,660	$41,620	$1,929,080

Jan Siegmund	2013	$492,484	$0	$428,625	$215,500	$484,680	$43,364	$27,743	$1,692,396
Chief Financial	2012	$415,001	$0	$347,325	$132,150	$358,500	$379,772	$32,997	$1,665,745
Officer(1)

Regina R. Lee	2013	$516,254	$0	$685,800	$215,500	$416,720	$180,371	$67,578	$2,082,223
Division President	2012	$500,004	$0	$555,720	$176,200	$468,800	$729,497	$80,843	$2,511,064
	2011	$475,270	$0	$487,200	$170,800	$574,600	$206,540	$275,757	$2,190,167

Steven J. Anenen	2013	$462,376	$0	$514,350	$155,160	$332,726	$199,410	$31,957	$1,695,979
Division President	2012	$450,001	$0	$416,790	$132,150	$373,000	$980,380	$32,002	$2,384,323
	2011	$425,003	$0	$345,100	$128,100	$453,300	$342,814	$41,779	$1,736,095

Dermot J. O’Brien	2013	$475,000	$50,000 (2)	$485,775	$155,160	$351,453	$61,508	$30,887	$1,609,783
Chief Human
Resources Officer

Christopher R. Reidy	2013	$289,995	$0	$742,950	$0	$0	$4,165	$1,533,800	$2,570,910
Chief Financial	2012	$560,002	$0	$602,030	$176,200	$540,300	$571,293	$39,036	$2,488,861
Officer(3)	2011	$543,048	$0	$527,800	$170,800	$667,900	$196,651	$42,378	$2,148,577
____________________

(1)	Mr. Siegmund became chief financial officer on November 5, 2012.

(2)	Sign on bonus Mr. O’Brien received in connection with being hired as chief human resources officer.

(3)	Mr. Reidy ceased to be an officer of the company effective on November 2, 2012 and separated from the company on January 2, 2013.

(4)	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2013, 2012, and 2011 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 10 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our annual report on Form 10-K for the fiscal year ended June 30, 2013. The amounts shown in the Stock Awards column reflect the grant date fair value of performance-based restricted stock based upon the probable outcome of the performance condition as of the grant date. The maximum value of the performance-based restricted stock awards granted in fiscal years 2013, 2012, and 2011, respectively, assuming achievement of the highest level of performance are: Mr. Rodriguez, $3,334,703, $1,389,300, and $730,800; Mr. Siegmund, $642,938 and $520,988; Ms. Lee, $1,028,700, $833,580, and $730,800; Mr. Anenen, $771,525, $625,185, and $517,650; and Mr. Reidy, $1,114,425, $903,045, and $791,700.

(5)	Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our Compensation Discussion and Analysis under “Cash Compensation - Annual Cash Bonus” on page 27 of this proxy statement.

(6)	Amounts shown reflect the aggregate increase during the last fiscal year in the present value of the executive’s benefit under our tax-qualified cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan, and our non-qualified supplemental retirement plan, the Supplemental Officers Retirement Plan. There were no above-market or preferential earnings on nonqualified deferred compensation. The Pension Retirement Plan and the Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated the present value as of June 30, 2010 based on the RP-2000 white collar mortality table (projected to 2017), a 3.75% interest crediting rate for the pension plan, and a 5.25% discount rate; the present value as of June 30, 2011 is based on the RP-2000 white collar mortality table (projected to 2018), a 3.90% interest crediting rate for the pension plan, and a 5.40% discount rate; the present value as of June 30, 2012 is based on the RP-2000 white collar mortality table (projected to 2019), a 3.25% interest crediting rate for the pension plan, and a 3.90% discount rate; the present value as of June 30, 2013 is based on the RP-2000 white collar mortality table (projected to 2020), a 3.25% interest crediting rate for the pension plan, and a 4.5% discount rate.

(7)	Please refer to the “All Other Compensation for Fiscal Year 2013” table on page 37 of this proxy statement for further information.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2013

Name	Other Benefits	Tax Payments	Matching Charitable Contributions	Separation Payments	Total
	(1)	(2)	(3)	(4)
Carlos A. Rodriguez	$31,766	$0	$19,250	$0	$51,016
Jan Siegmund	$16,743	$0	$11,000	$0	$27,743
Regina R. Lee	$48,761	$11,817	$7,000	$0	$67,578
Steven J. Anenen	$31,957	$0	$0	$0	$31,957
Dermot J. O’Brien	$22,487	$0	$8,400	$0	$30,887
Christopher R. Reidy	$7,208	$0	$1,700	$1,524,892	$1,533,800
____________________

(1)	Other Benefits include:

	(a)	Actual cost to the company of leasing automobiles (and covering related maintenance, registrations and insurance fees) used for personal travel: Mr. Rodriguez, $17,761; Mr. Siegmund, $2,427; Ms. Lee, $18,214; Mr. Anenen, $14,710; Mr. O’Brien $17,892; and Mr. Reidy $6,745.

	(b)	Amount paid by the company on behalf of the executives and their spouses or significant others who accompanied them in connection with travel sponsored by the company: Mr. Rodriguez, $2,320; Mr. Siegmund, $2,860; Ms. Lee, $4,520; and Mr. Anenen, $5,894.

	(c)	Relocation expense (available to the company’s associates generally): Ms. Lee, $14,586.

	(d)	Matching contributions to the company’s Retirement and Savings Plan (available to the company’s associates generally): Mr. Rodriguez, $10,605; Mr. Siegmund, $10,605; Ms. Lee, $10,605; Mr. Anenen, $10,605; and Mr. O’Brien, $3,825.

	(e)	Life insurance and accidental death and dismemberment premiums paid by the company (available to the company’s associates generally): Mr. Rodriguez, $1,080; Mr. Siegmund $851; Ms. Lee, $836; Mr. Anenen, $748; Mr. O’Brien, $770; and Mr. Reidy, $463.

	(f)	Other benefits include occasional personal travel on the company’s aircraft by Mr. Rodriguez and his immediate family. Mr. Rodriguez’s immediate family may also occasionally accompany him on the company’s aircraft when he is traveling on company business. Pursuant to company policy, Mr. Rodriguez reimbursed the company for the amount of aggregate incremental cost incurred by the company in connection with any such personal use. Incremental cost is calculated by multiplying the personal flight time, including empty aircraft positioning time, by the aircraft’s hourly variable operating cost. Variable operating cost includes maintenance, fuel, cleaning, landing fees, flight fees, catering, and crew traveling expenses, including hotels, meals and transportation.

(2)	Gross-up for relocation expense (available to all participants in the relocation program).

(3)	Reflects matching charitable contributions made by the ADP Foundation in an amount not to exceed $20,000 in a calendar year in respect of any given named executive officer’s charitable contributions for that calendar year.

(4)	Pursuant to the provisions of his separation agreement, Mr. Reidy was paid a total of $1,497,276 in fiscal year 2013 comprised of: $281,206 in separation payments; $457,000 which is the equivalent of Mr. Reidy’s target annual bonus for fiscal year 2013; and $759,000 which is the cash equivalent of 13,000 shares of ADP common stock on the date of his separation. Mr. Reidy was also allowed to keep the company car leased to him, which had a value of $27,616.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2013

									All Other	All Other
									Stock	Option
									Awards:	Awards:
						Estimated Future Payouts			Number	Number of	Exercise or	Grant Date
			Estimated Future Payouts Under			Under Equity Incentive Plan			of Shares	Securities	Base Price	Fair Value
		Plan Under	Non-Equity Incentive Plan Awards			Awards			of Stock	Underlying	of Option	of Stock
	Grant	which Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Date	was Made	$	$	$	#	#	#	#	#	($/Share)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Carlos A. Rodriguez		Cash Bonus	$0	$1,360,000	$2,720,000
	9/19/2012	PBRS				0	38,900	58,350				$2,223,135
	1/25/2013	Stock Options								162,000	$59.89	$1,396,440

Jan Siegmund		Cash Bonus	$0	$420,000	$735,000
	9/19/2012	PBRS				0	7,500	11,250				$428,625
	1/25/2013	Stock Options								25,000	$59.89	$215,500

Regina R. Lee		Cash Bonus	$0	$413,000	$722,750
	9/19/2012	PBRS				0	12,000	18,000				$685,800
	1/25/2013	Stock Options								25,000	$59.89	$215,500

Steven J. Anenen		Cash Bonus	$0	$323,700	$566,475
	9/19/2012	PBRS				0	9,000	13,500				$514,350
	1/25/2013	Stock Options								18,000	$59.89	$155,160

Dermot J. O’Brien		Cash Bonus	$0	$332,500	$581,875
	9/19/2012	PBRS				0	8,500	12,750				$485,775
	1/25/2013	Stock Options								18,000	$59.89	$155,160

Christopher R. Reidy		Cash Bonus	$0	$457,000	$799,750
	9/19/2012	PBRS				0	13,000	19,500				$742,950

     In the foregoing Grants of Plan-Based Awards Table, PBRS refers to our performance-based restricted stock program under our 2008 Omnibus Award Plan. Stock options were also granted under the company’s 2008 Omnibus Award Plan.

     The grant dates shown in column (b) of the table were determined pursuant to FASB ASC Topic 718. We computed the grant date fair value of each restricted stock award and option grant shown in column (l) in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 10 to our audited consolidated financial statements for the fiscal year ended June 30, 2013 included in our annual report on Form 10-K for the fiscal year ended June 30, 2013.

Mr. Rodriguez’s Employment Agreement

     Mr. Rodriguez entered into an employment agreement with the company on December 14, 2011. Mr. Rodriguez’s employment agreement provides for a three year term that begins November 8, 2011 and expires November 7, 2014. The employment agreement provides Mr. Rodriguez with an annual base salary of at least $800,000, and an annual target bonus of at least 160% of the base salary (without any proration for the company’s 2012 fiscal year). The actual bonus paid to Mr. Rodriguez will be based upon accomplishment of performance goals established by the compensation committee each year.

     Pursuant to the employment agreement, on January 26, 2012, Mr. Rodriguez received a stock option grant of 40,000 shares that was determined by the compensation committee prior to his promotion to chief executive officer as part of his fiscal 2012 long-term incentive compensation, plus an additional special stock option grant of 150,000 shares in recognition of his promotion to chief executive officer. Each stock option grant is scheduled to vest in four equal annual installments of 25% each, commencing one year after the grant date.

     Mr. Rodriguez’s employment agreement also contains provisions related to his involuntary termination from the company, which are summarized on page 53 of this proxy statement under “Potential Payments to Named Executive Officers Upon Termination or Change In Control.”

     In addition, Mr. Rodriguez’s employment agreement provides that he is entitled to participate in all of the company’s pension, 401(k), medical and health, life, accident, disability and other insurance programs, equity plans and other compensation and benefits plans and arrangements that are generally available to other company executives, such as the company’s Pension Retirement Plan and Supplemental Officers Retirement Plan, which are described on page 49 of this proxy statement under “Automatic Data Processing, Inc. Pension Retirement Plan” and “Supplemental Officers Retirement Plan.”

Mr. O’Brien’s Employment Agreement

     Mr. O’Brien entered into an employment agreement with the company on March 15, 2012. The employment agreement provides Mr. O’Brien with an initial annual base salary of $475,000, and an annual target bonus of 70% of the base salary (prorated for fiscal year 2012 to reflect the full number of months of employment with the company prior to June 30, 2012). The actual bonus paid to Mr. O’Brien will be based upon accomplishment of performance goals established by the chief executive officer each year, provided that his actual bonus for fiscal year 2012 and fiscal year 2013 will be no less than his target bonus for such years so long as his employment is not terminated by the company for “cause”, due to disability, due to death or by Mr. O’Brien without “good reason” (each as defined in his employment agreement). Pursuant to the employment agreement, Mr. O’Brien also received a cash sign-on bonus of $50,000, payable 75 days after his effective start date.

     Pursuant to the employment agreement, on April 30, 2012, Mr. O’Brien received a grant of 15,000 shares of time-based restricted stock, the restrictions on which lapsed as to 8,000 shares on March 1, 2013, and lapse as to 4,000 shares on May 1, 2014, and 3,000 shares on May 1, 2015. He is also eligible to participate in the fiscal year 2013 PBRS program with a target of 8,500 shares of restricted stock if the applicable performance objectives are achieved, with the actual number of shares earned to be based on performance in accordance with the terms of the PBRS program. If awarded, the restricted stock would be scheduled to vest in March 2014. Pursuant to the employment agreement, Mr. O’Brien was offered an initial stock option grant of 30,000 shares at the next meeting of the compensation committee following his start date, scheduled to vest in four equal annual installments of 25% each commencing one year after the grant date.

     Mr. O’Brien’s employment agreement also contains provisions related to his involuntary termination from the company (including participation in the Change in Control Severance Plan for Corporate Officers), which are summarized on page 54 of this proxy statement under “Potential Payments to Named Executive Officers Upon Termination or Change In Control.”

     In addition, Mr. O’Brien’s employment agreement provides that he is entitled to participate in all of the company’s pension, 401(k), medical and health, life, accident, disability and other insurance programs, equity plans and other compensation and benefits plans and arrangements that are generally available to other company executives, such as the company’s Pension Retirement Plan and Supplemental Officers Retirement Plan, which are described on page 49 of this proxy statement under “Automatic Data Processing, Inc. Pension Retirement Plan” and “Supplemental Officers Retirement Plan.”

     Mr. O’Brien’s employment agreement also provides that he has continuing rights for indemnification under the company’s charter or bylaws or other policies and procedures in effect on March 15, 2012 including coverage by directors’ and officers’ liability insurance, should the company provide such insurance for senior management and whether through an independent or captive insurer and under any indemnification trust.

Mr. Reidy’s Employment Agreement

     Mr. Reidy entered into an employment agreement with the company on August 1, 2006. The employment agreement was superseded in its entirety by Mr. Reidy’s separation agreement entered into in connection with his separation from the company on January 2, 2013. Mr. Reidy’s separation agreement is summarized on page 58 of this proxy statement.

     Mr. Reidy’s employment agreement provided for an annual base salary of at least $500,000, and an annual target bonus of at least $400,000. The actual bonus paid to Mr. Reidy was based upon his accomplishment of pre-established performance goals determined by the compensation committee. The agreement also provided that Mr. Reidy would be granted stock options for a minimum of 20,000 shares of common stock each fiscal year during the term of the employment agreement commencing in 2008.

     In addition, Mr. Reidy’s employment agreement provided that he was entitled to participate in all other programs that are generally available to other corporate officers, such as the company’s Pension Retirement Plan and Supplemental Officers Retirement Plan, which are described on page 49 of this proxy statement under “Automatic Data Processing, Inc. Pension Retirement Plan” and “Supplemental Officers Retirement Plan.”

Restricted Stock

     We currently grant restricted stock under our 2008 Omnibus Award Plan. Restricted stock awards granted in connection with our performance-based restricted stock program vest 12 months following issuance. Other restricted stock awards vest over periods determined by our compensation committee. Holders of shares of restricted stock are entitled to receive dividends paid only with respect to shares of restricted stock that have been earned. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

     Beginning in February 2009, restricted stock awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any gain realized on the award (the fair market value, on the applicable vesting date, of the shares delivered to the participant), if the recipient engages in an activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Stock Options

     We currently grant stock options under our 2008 Omnibus Award Plan with an exercise price equal to our closing stock price on the date of grant, although options outstanding under our 2000 Stock Option Plan have an exercise price equal to the average of the high and the low sales prices of our stock on the day of grant. Stock options have a term of up to ten years from the date of grant. No option may be exercised after the expiration of its ten-year term. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

     Stock options granted in April 2008 and thereafter generally vest over four years. Stock options granted prior to April 2008 generally vest over a five-year period, beginning on the second anniversary of the grant date (for all key executives of the company), or the first anniversary of the grant date (for all other option holders).

     Stock options granted under our 2008 Omnibus Award Plan become fully vested and exercisable upon the death or disability of an option holder who (i) is an active employee, (ii) satisfied the company’s retirement criteria and retired on or after age 55 with ten years of service (Normal Retirement), or (iii) retired in the previous twelve months on or after age 55 with between five and ten years of service. Stock options will continue to vest following a Normal Retirement that occurs after the first anniversary of an option’s grant date.

     Vested options granted under our 2008 Omnibus Award Plan may generally be exercised for up to 60 days following an option holder’s termination of employment with the company, provided that:

  option holders who retire on or after Normal Retirement will have 37 months following retirement to exercise their vested options (subject to extension in the case of subsequent death);

  option holders who retire on or after age 55 with between five and ten years of service will have twelve months following retirement to exercise their vested options (subject to extension in the case of subsequent death);

  option holders who die or become disabled on or after eligibility for Normal Retirement will have 36 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability); and

  option holders who were not eligible for Normal Retirement on the date of death or disability will have twelve months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability).

     Beginning in February 2009, stock option awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any option gain, if the recipient engages in an activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR-END 2013

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number of	Payout Value
		Number of	Number of				Market	Unearned	of Unearned
		Securities	Securities			Number	Value of	Shares,	Shares,
		Underlying	Underlying			of Shares	Shares or	Units or	Units or
		Unexercised	Unexercised			or Units of	Units of	Other	Other
		Options	Options	Option		Stock That	Stock That	Rights	Rights That
		(#)	(#)	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	(Exercisable)	(Unexercisable)	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date (1)	(2)	(2)	($) (2)	Date	(#)	($) (3)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	4/25/2007	12,000		$44.91	4/24/2017
	1/31/2008		3,400	$40.28	1/30/2018
	2/9/2010		4,250	$40.70	2/8/2020
	2/8/2011		10,000	$49.52	2/7/2021
	1/26/2012	47,500	142,500	$55.82	1/25/2022
	1/25/2013		162,000	$59.89	1/24/2023
	2/10/2009					8,500	$585,310
	3/3/2010					1,500	$103,290
	9/3/2013					38,900	$2,678,654

Jan Siegmund	1/26/2007	13,170		$42.94	1/25/2017
	4/25/2007	15,000		$44.91	4/24/2017
	1/31/2008	9,600	2,400	$40.28	1/30/2018
	2/10/2009	12,000		$37.58	2/9/2019
	2/9/2010	9,000	3,000	$40.70	2/8/2020
	2/8/2011	5,000	5,000	$49.52	2/7/2021
	1/26/2012	3,750	11,250	$55.82	1/25/2022
	1/25/2013		25,000	$59.89	1/24/2023
	2/10/2009					5,250	$361,515
	9/3/2013					7,500	$516,450

Regina R. Lee	1/27/2006	13,170		$40.70	1/26/2016
	1/26/2007	18,657		$42.94	1/25/2017
	4/25/2007	30,000		$44.91	4/24/2017
	1/31/2008	13,600	3,400	$40.28	1/30/2018
	2/10/2009	17,000		$37.58	2/9/2019
	2/9/2010	12,750	4,250	$40.70	2/8/2020
	2/8/2011	10,000	10,000	$49.52	2/7/2021
	1/26/2012	5,000	15,000	$55.82	1/25/2022
	1/25/2013		25,000	$59.89	1/24/2023
	2/10/2009					8,500	$585,310
	3/3/2010					1,500	$103,290
	9/3/2013					12,000	$826,320

Steven J. Anenen	1/27/2006	18,657		$40.70	1/26/2016
	1/26/2007	18,657		$42.94	1/25/2017
	1/31/2008	13,600	3,400	$40.28	1/30/2018
	2/10/2009	17,000		$37.58	2/9/2019
	2/9/2010	12,750	4,250	$40.70	2/8/2020

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (2)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
	2/8/2011	7,500	7,500	$49.52	2/7/2021
	1/26/2012	3,750	11,250	$55.82	1/25/2022
	1/25/2013		18,000	$59.89	1/24/2023
	2/10/2009					5,000	$344,300
	9/3/2013					9,000	$619,740

Dermot J. O’Brien	6/7/2012	7,500	22,500	$53.15	6/6/2022
	1/25/2013		18,000	$59.89	1/24/2023
	4/30/2012					7,000	$482,020
	9/3/2013					8,500	$585,310

Christopher R. Reidy	1/31/2008		4,000	$40.28	1/30/2018
	2/9/2010		5,000	$40.70	2/8/2020
	2/8/2011		10,000	$49.52	2/7/2021
	1/26/2012		15,000	$55.82	1/25/2022
	2/10/2009					4,000	$0
____________________

(1)	We have included in the table awards under our one-year performance-based restricted stock program for fiscal year 2013. Such awards were formally made on September 3, 2013.

(2)	The option awards and exercise price of options granted prior to March 30, 2007 have been adjusted to reflect the spin-off of our former Brokerage Services Group business on March 30, 2007.

(3)	Market value based on June 28, 2013 closing price of our common stock of $68.86 per share.

OUTSTANDING EQUITY VESTING SCHEDULE FOR FISCAL YEAR-END 2013

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
Carlos A. Rodriguez	4/25/2007	20% vested on 4/25/2011	2/10/2009	100% vests on 2/10/2014
		40% vested on 4/25/2012	3/3/2010	53% vested on 3/3/2011
		40% vested on 4/25/2013		16% vested on 3/3/2012
	1/31/2008	20% vested on 1/31/2010		16% vested on 3/3/2013
		20% vested on 1/31/2011		15% vests on 3/3/2014
		20% vested on 1/31/2012	9/3/2013	100% vests on 9/3/2014
20% vested on 1/31/2013
20% vests on 1/31/2014
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vests on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vests on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Jan Siegmund	1/26/2007	20% vested on 1/26/2009	2/10/2009	100% vests 2/10/2014
		20% vested on 1/26/2010	9/3/2013	100% vests on 9/3/2014
20% vested on 1/26/2011
20% vested on 1/26/2012
20% vested on 1/26/2013
	4/25/2007	20% vested on 4/25/2011
40% vested on 4/25/2012
40% vested on 4/25/2013
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vested on 1/31/2012
20% vested on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vested on 2/10/2012
25% vested on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
	1/26/2012	25% vested on 1/26/2013
25% vests on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vests on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Regina R. Lee	1/27/2006	20% vested on 1/27/2008	2/10/2009	100% vests on 2/10/2014
		20% vested on 1/27/2009	3/3/2010	53% vested on 3/3/2011
		20% vested on 1/27/2010		16% vested on 3/3/2012
		20% vested on 1/27/2011		16% vested on 3/3/2013
		20% vested on 1/27/2012		15% vests on 3/3/2014
	1/26/2007	20% vested on 1/26/2009	9/3/2013	100% vests on 9/3/2014
20% vested on 1/26/2010
20% vested on 1/26/2011
20% vested on 1/26/2012
20% vested on 1/26/2013
	4/25/2007	20% vested on 4/25/2011
40% vested on 4/25/2012
40% vested on 4/25/2013
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vested on 1/31/2012
20% vested on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vested on 2/10/2012
25% vested on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vests on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vests on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Steven J. Anenen	1/27/2006	20% vested on 1/27/2008
20% vested on 1/27/2009
		20% vested on 1/27/2010	2/10/2009	17% vested 2/10/2013
		20% vested on 1/27/2011		83% vests 2/10/2014
		20% vested on 1/27/2012	9/3/2013	100% vests on 9/3/2014

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
	1/26/2007	20% vested on 1/26/2009
20% vested on 1/26/2010
20% vested on 1/26/2011
20% vested on 1/26/2012
20% vested on 1/26/2013
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vested on 1/31/2012
20% vested on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vested on 2/10/2012
25% vested on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vests on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vests on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Dermot J. O’Brien	6/7/2012	25% vested on 6/7/2013	4/30/2012	57% vests on 5/1/2014
		25% vests on 6/7/2014		43% vests on 5/1/2015
		25% vests on 6/7/2015	9/3/2013	100% vests on 9/3/2014
25% vests on 6/7/2016
	1/25/2013	25% vests on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Christopher R. Reidy	1/31/2008	20% vested on 1/31/2010	2/10/2009	20% vested 2/10/2013
		20% vested on 1/31/2011		80% vests 2/10/2014
20% vested on 1/31/2012
20% vested on 1/31/2013
20% vests on 1/31/2014
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vests on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2013

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez(1)	63,513	$1,322,845	30,000	$1,875,440
Jan Siegmund(2)	0	$0	12,750	$804,248
Regina R. Lee(3)	41,704	$887,412	22,000	$1,380,800
Steven J. Anenen(4)	18,657	$466,449	14,000	$886,760
Dermot J. O’Brien(5)	0	$0	8,000	$493,200
Christopher R. Reidy(6)	148,312	$2,882,872	17,000	$1,066,740
____________________

(1)	Mr. Rodriguez exercised options to purchase 63,513 shares on March 12, 2013 with a weighted average exercise price of $43.01 and a market price of $63.83. He acquired 2,500 shares with a market price of $56.93 on January 1, 2013, 1,500 shares with a market price of $61.65 on March 3, 2013, 20,000 shares with a market price of $61.83 on March 4, 2013, and 6,000 shares with a market price of $67.34 on April 30, 2013, each upon lapse of restrictions.

(2)	Mr. Siegmund acquired 1,250 shares with a market price of $56.93 on January 1, 2013, 7,500 shares with a market price of $61.83 on March 4, 2013, and 4,000 shares with a market price of $67.34 on April 30, 2013, each upon lapse of restrictions.

(3)	Ms. Lee exercised options to purchase 18,657 shares on September 4, 2012 with a weighted average exercise price of $32.85 and a market price of $57.50, 12,072 shares on January 4, 2013 with an exercise price of $42.30 and a market price of $59.00, 10,975 shares on January 29, 2013 with an exercise price of $39.40 and a market price of $60.00. She acquired 2,500 shares with a market price of $56.93 on January 1, 2013, 1,500 shares with a market price of $61.65 on March 3, 2013, 12,000 shares with a market price of $61.83 on March 4, 2013, and 6,000 shares with a market price of $67.34 on April 30, 2013, each upon lapse of restrictions.

(4)	Mr. Anenen exercised options to purchase 18,657 shares on March 14, 2013 with an exercise price of $39.40 and a market price of $64.40. He acquired 1,000 shares with a market price of $60.93 on February 10, 2013, 9,000 shares with a market price of $61.83 on March 4, 2013, and 4,000 shares with a market price of $67.34 on April 30, 2013, each upon lapse of restrictions.

(5)	Mr. O’Brien acquired 8,000 shares with a market price of $61.65 on March 1, 2013, upon lapse of restrictions.

(6)	Mr. Reidy exercised options to purchase 138,312 shares on February 20, 2013 with a weighted average exercise price of $42.85 and a market price of $61.50, 5,000 shares on May 9, 2013 with an exercise price of $37.58 and a market price of $69.56, and 5,000 shares on May 9, 2013 with an exercise price of $40.70 and a market price of $69.50. He acquired 1,000 shares with a market price of $60.93 on February 11, 2013, 13,000 shares with a market price of $61.83 on March 4, 2013, and 3,000 shares with a market price of $67.34 on April 30, 2013, each upon lapse of restrictions.

PENSION BENEFITS FOR FISCAL YEAR 2013

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service (1)	Benefit (2)(3)(4)	Fiscal Year
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez	Automatic Data Processing, Inc.	12.50	$116,159	$0
	Pension Retirement Plan
	Supplemental Officers	10.08	$1,482,648	$0
	Retirement Plan
Jan Siegmund	Automatic Data Processing, Inc.	13.50	$123,893	$0
	Pension Retirement Plan
	Supplemental Officers	8.58	$731,827	$0
	Retirement Plan
Regina R. Lee	Automatic Data Processing, Inc.	30.50	$331,591	$0
	Pension Retirement Plan
	Supplemental Officers	8.58	$1,647,030	$0
	Retirement Plan
Steven J. Anenen	Automatic Data Processing, Inc.	36.50	$439,580	$0
	Pension Retirement Plan
	Supplemental Officers	14.08	$2,666,888	$0
	Retirement Plan
Dermot J. O’Brien	Automatic Data Processing, Inc.	0.50	$3,363	$0
	Pension Retirement Plan
	Supplemental Officers	1.17	$67,886	$0
	Retirement Plan
Christopher R. Reidy	Automatic Data Processing, Inc.	5.00	$44,610	$0
	Pension Retirement Plan
	Supplemental Officers	6.08	$917,082	$0
	Retirement Plan
____________________

(1)	Consists of the number of years of service credited as of June 30, 2013 for the purpose of determining benefit service under the applicable pension plan. Credited service is defined in the Supplemental Officers Retirement Plan as the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan. Executives must be selected for participation in the Supplemental Officers Retirement Plan. Credited service under the Pension Retirement Plan is defined as elapsed time of employment with the company starting on January 1 following the completion of six months of service.

(2)	The Pension Retirement Plan and Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated a present value of the executive’s benefit using an interest crediting rate, a discount rate and a mortality assumption. We calculated the actuarial present values of accumulated benefits as of June 30, 2013 under the Pension Retirement Plan and the Supplemental Officers Retirement Plan using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate. For the Pension Retirement Plan only, we also used a 3.25% interest crediting rate.

(3)	Cash balances under the Pension Retirement Plan are included in the present values shown for the Pension Retirement Plan in column (d) and, at June 30, 2013 are as follows: Mr. Rodriguez, $140,975; Mr. Siegmund, $150,145; Ms. Lee, $ 348,244; Mr. Anenen, $416,434; Mr. O’Brien, $4,161 and Mr. Reidy, $49,373.

(4)	The present values of accumulated benefits for the Pension Retirement Plan and the Supplemental Officers Retirement Plan were determined based on the retirement at age of 65 (normal retirement age under these Plans), except for Mr. Reidy who separated from the company and is required to commence receiving distributions under the Supplemental Officers Retirement Plan at age 60.

Automatic Data Processing, Inc. Pension Retirement Plan

     The Pension Retirement Plan is a tax-qualified defined benefit plan covering substantially all U.S. employees of the company. Under the Pension Retirement Plan, the company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary and the accounts earn interest based upon the ten-year U.S. Treasury constant maturity rates. Compensation used to determine the benefits in any given year is limited to calendar year base salary up to the Internal Revenue Service compensation limit in effect for the plan year. A participant must have three years of service to receive any benefit.

Supplemental Officers Retirement Plan

     The company sponsors a Supplemental Officers Retirement Plan, which is a non-qualified defined benefit plan that pays a lump sum and/or an annuity upon retirement. Eligible participants include the named executive officers and other officers of the company with titles of corporate vice president and above.

     On August 14, 2008, our board of directors approved amendments to the Supplemental Officers Retirement Plan. These amendments included changes to the Supplemental Officers Retirement Plan benefits formula and the early retirement factors, in each case, used for any active employee not already earning a benefit by January 1, 2008 or any participant who had not attained age 50 by January 1, 2009 (we refer to such participants as “non-grandfathered participants,” and to all other participants as “grandfathered participants”), as well as changes relating to the forms of benefit available for all current and future participants.

     On November 10, 2009, our board of directors approved additional amendments effective January 1, 2010 to (1) exclude performance-based restricted stock awards from the definition of final average compensation of grandfathered participants, (2) change the formulas used to compute benefits for grandfathered participants after 2009, (3) provide that for both benefit accrual and vesting credit, service will be determined based on the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan, and (4) provide that effective after December 31, 2009, our chief executive officer will no longer be able to grant service credit in his discretion to Supplemental Officers Retirement Plan participants who are involuntarily terminated or who receive severance from the company.

     All participants must have at least five years of service to receive any benefit under the Supplemental Officers Retirement Plan. After ten years of service, a participant will qualify for the full annual benefit. We refer to the percentage of the benefit that has been earned by a participant as the “vested percentage.” The vested percentage is determined using a schedule set forth in the Supplemental Officers Retirement Plan.

     Supplemental Officers Retirement Plan benefits begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability, or (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75% or 100% joint and survivor annuity with a beneficiary, or a ten year certain and life annuity. Subject to rules required under Section 409A of the Internal Revenue Code, participants may generally also elect to have either 25% or 50% of their benefits paid in a single lump sum. A participant who terminates employment by reason of disability is eligible to receive an unreduced benefit payable as of the participant’s termination. Upon the death of a participant, the participant’s surviving spouse or other designated beneficiary is eligible to receive a 50% survivor benefit, payable as a life annuity, or if elected, a guaranteed payment for 120 months only. Under certain circumstances, annual benefits are subject to reduction for payments from social security, the Pension Retirement Plan and the Retirement and Savings Plan, and any retirement benefits from a former or subsequent employer of the participant.

     For grandfathered participants, prior to January 1, 2010, the amount of the annual benefit is determined by taking the average annual compensation of a participant for the five full consecutive calendar years during which he or she received the highest amount of compensation (we refer to such average annual compensation as “final average annual pay”), and then multiplying that amount by a factor of 1.5%, the number of years of service and his or her vested percentage. The maximum annual plan benefit which may be paid to grandfathered participants was limited to 25% of a participant’s final average annual pay (which we express as a maximum service period of 16.67 years).

     Since January 1, 2010, the Supplemental Officers Retirement Plan benefits of Ms. Lee and Messrs. Anenen and Reidy, who are grandfathered participants, are equal to the product of (i) the participant’s final average annual pay, (ii) future service period up to 18.75 years, (ii) 2.4%, and (iv) the participant’s vested percentage. The annual plan benefit for each of Ms. Lee and Messrs. Anenen and Reidy cannot exceed 45% of the participant’s final average annual pay.

     A grandfathered participant’s benefit under the Supplemental Officers Retirement Plan will not be less than the participant’s benefit determined as of December 31, 2009, taking into account the participant’s actual vesting service through the date of his or her termination of employment.

     Early retirement benefits for grandfathered participants will be calculated using the factors applicable to non-grandfathered participants, except when determining the protected early retirement benefit accrued as of December 31, 2009.

     For grandfathered participants, compensation covered under the Supplemental Officers Retirement Plan includes base salary and bonus amounts (paid or deferred) and, for periods before January 1, 2010, compensation realized from restricted stock vesting during the fiscal year. A grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 5/12 of 1% per month for each full month by which the participant’s benefit commencement precedes the participant’s 65th birthday.

     For non-grandfathered participants (Messrs. Rodriguez, Siegmund, and O’Brien), the amount of the annual benefit is determined by taking such participant’s final average annual pay, and then multiplying that amount by a factor of 2%, the number of years of service (up to 20 years), and his or her vested percentage. For non-grandfathered participants with more than 20 years of service only, added to that first amount will be an amount equal to such participant’s final average annual pay, multiplied by 1%, up to five additional years of service, and his or her vested percentage. Final average annual pay for non-grandfathered participants will be based on salary, bonuses, and incentive payment awards, excluding restricted stock and other stock-based awards. The maximum annual plan benefit which may be paid to non-grandfathered participants will be limited to 45% of a participant’s final average annual pay. A non-grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 4/12 of 1% per month for each month (up to 36 months) by which the participant’s benefit commencement precedes the participant’s 65th birthday, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which the benefit commencement precedes the participant’s 62nd birthday. Non-grandfathered participants cannot receive a benefit less than the benefit they had accrued on December 31, 2008 under the formula applicable to grandfathered participants.

     If any participant within 24 months after his or her employment terminates violates the non-competition provisions of any agreement such participant has entered into with the company, such participant will forfeit all of his or her benefits under the Supplemental Officers Retirement Plan.

Deferred Compensation Program

     Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer all or a portion of their annual cash bonuses and/or performance-based restricted stock into a deferred compensation account. They can choose two investment options for their cash bonus deferrals: a fixed income fund or a fund designed to track the performance of the Standard & Poor’s index of 500 leading U.S. companies. The fixed fund rate is adjusted each fiscal year. For fiscal year 2013, the fixed fund rate was 1.25%. The company does not match deferrals by its named executive officers or otherwise contribute any amounts to the named executive officers’ deferred compensation accounts.

     The program does not allow changes to the investment fund choice once the annual deferral is made to the account. Each participant has the option of making a one-time election changing the timing and/or the form of distributions from his or her account. Any such change is required to comply with the “redeferral rules” in effect under Section 409A of the Internal Revenue Code and may only be used to delay the timing and/or change the number of payments to be received.

     Participants may elect to receive payments of their deferred funds or stock either in a lump sum payment or in installments. However, in the event of death, disability or termination of employment prior to age 65 or age 55 with 10 years of service, payments are made in a lump sum regardless of a participant’s election. Deferred funds and the earnings on such deferrals made for fiscal year 2005 and later may be distributed to a participant following separation from service only after a six-month delay. Distributions are subject to federal, state and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2013

			Aggregate
	Executive	Aggregate	Withdrawals/	Aggregate
	Contributions in	Earnings in	Distributions	Balance at
Name	2013(1)	2013(2)	in 2013	June 30, 2013(3)
(a)	(b)	(d)	(e)	(f)
Carlos A. Rodriguez	$0	$50,976	$0	$469,982
Jan Siegmund	$107,550	$127,656	$0	$948,383
Regina R. Lee	$0	$0	$0	$0
Steven J. Anenen	$186,500	$140,383	$0	$1,794,923
Dermot J. O’Brien	$0	$0	$0	$0
Christopher R. Reidy	$0	$0	$0	$0
____________________

(1)	The amounts listed in column (b) reflect 30%, and 50% of the annual bonuses for fiscal year 2012 that were payable in fiscal year 2013, but which were deferred by Messrs. Siegmund and Anenen, respectively; the amounts for Messrs. Siegmund and Anenen were reported as compensation in the Summary Compensation Table for fiscal year 2012. In addition, 25% and 50% of the annual bonuses earned for fiscal year 2013 by Messrs. Siegmund ($121,170) and Anenen ($166,363) that were paid in August 2013 were also deferred by Messrs. Siegmund and Anenen; these amounts were reported as compensation in the Summary Compensation Table for fiscal year 2013. As the amount in respect of the fiscal year 2013 bonus was not deferred until after we concluded fiscal year 2013, such amount is not included in columns (b) and (f).

(2)	The earnings amounts are not reported as compensation in fiscal year 2013 in the Summary Compensation Table, as they do not represent above-market or preferential earnings on deferred compensation.

(3)	The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Siegmund, $107,550 and Mr. Anenen, $413,150.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION
OR CHANGE IN CONTROL

Change in Control Severance Plan for Corporate Officers

     We maintain the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers, which provides for the payment of specified benefits to officers selected by the board of directors if their employment terminates under certain circumstances after a change in control of the company. All named executive officers of the company participate in the change in control plan. As of June 30, 2013, there were 28 eligible participants in the change in control plan.

     The change in control plan provides that:

  Participants who are involuntarily terminated by the company without cause or who leave for good reason during the two-year period following the occurrence of a change in control will receive:

    A lump sum payment equal to 150% of such participant’s current total annual compensation;

    Full vesting of his or her stock options;

    Full vesting of restricted shares issued under the time-based restricted stock program, to the extent such vesting restrictions would otherwise have lapsed within two years after the date of termination; and

    The number of restricted shares the participant would have been entitled to receive under the then ongoing performance-based restricted stock programs had the performance goals been achieved at 100% target rate.

  Participants who are involuntarily terminated by the company without cause or who leave for good reason during the third year following the occurrence of a change in control will receive:

    A lump sum payment equal to 100% of such participant’s current total annual compensation;

    Full vesting of his or her stock options, to the extent that such options would have otherwise vested within one year after the date of termination; and

    Full vesting of restricted shares issued under the time-based restricted stock program, to the extent such vesting restrictions would otherwise have lapsed within one year after the date of termination.

     A participant’s current total annual compensation equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination, plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

     The change in control plan defines “good reason” as the occurrence of any of the following events after a change in control without the participant’s written consent:

  material diminution in the value and importance of a participant’s position, duties, responsibilities or authority as of the date immediately prior to the change in control; or

  a reduction in a participant’s aggregate compensation or benefits; or

  a failure of any successor of the company to assume in writing the obligations under the change in control plan.

     The change in control plan defines “cause” as:

  gross negligence or willful misconduct by a participant, which is materially injurious to the company, monetarily or otherwise;

  misappropriation or fraud with regard to the company or its assets; or

  conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the company.

     The change in control payments potentially due to Ms. Lee and Messrs. Anenen and Siegmund are payable solely pursuant to the terms of the change in control plan. However, Messrs. Rodriguez and O’Brien are each entitled to receive the greater of the benefits and payments provided under the change in control plan and/or their employment agreements. Certain terms of Messrs. Rodriguez’s and O’Brien’s employment agreement are summarized below and on page 39 of this proxy statement.

     A “change in control” will have occurred under the change in control plan if:

  any “person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the company, any subsidiary of the company, or any employee benefit plan sponsored or maintained by the company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 35% or more of the total combined voting power of the company’s then outstanding securities;

  there occurs a merger, consolidation or other business combination of the company (a “transaction”), other than a transaction immediately following which the stockholders of the company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of company voting securities immediately prior to the transaction; or

  there occurs the sale of all or substantially all of the company’s assets, other than a sale immediately following which the stockholders of the company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of company voting securities immediately prior to the transaction.

     If instructed by a participant, the company will reduce payments under the change in control plan to avoid the application of excise taxes pursuant to Section 4999 of the Internal Revenue Code.

Employment Agreement with Mr. Rodriguez

     Mr. Rodriguez entered into an employment agreement with the company on December 14, 2011. The employment agreement provides that the company’s obligation to make payments to Mr. Rodriguez will cease on the date he is terminated for cause, i.e., if he has:

  been convicted of or pled nolo contendere to a criminal act for which the punishment under applicable law may be imprisonment for more than one year;

  willfully or recklessly failed or refused to perform his material obligations as president and chief executive officer;

  committed any act or omission of gross negligence in the performance of his material duties under the employment agreement;

  committed any act of willful or reckless misconduct;

  violated any of his restrictive covenants; or

  violated either the company’s code of business conduct and ethics, or the company’s code of ethics for principal executive officer and senior financial officers.

     If Mr. Rodriguez’s employment is terminated for any reason other than for cause (as described above), and other than due to death or permanent or serious disability or his resignation from the company for any reason, Mr. Rodriguez will receive (subject to his delivery of an irrevocable release of claims against the company):

  an amount (in addition to any previously accrued but unpaid amounts) equal to 2.6 times his annual salary for the fiscal year of termination, payable in monthly installments over 12 months; and

  a bonus for the fiscal year of termination that he would have otherwise received if his employment had not been terminated, based upon his (and to the extent applicable, the company’s) actual full-year performance, as determined by the compensation committee, prorated to reflect the portion of the fiscal year worked through the date of termination.

     If Mr. Rodriguez dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the employment agreement, the company may terminate his employment. Under such circumstances, the company will continue to pay Mr. Rodriguez’s full compensation up to and including the effective date of his termination upon his death or for disability.

     If Mr. Rodriguez elects to voluntarily resign from the company for any reason, the company will continue to pay Mr. Rodriguez’s full compensation up to the date his employment ends.

     Mr. Rodriguez’s employment agreement provides that he will continue to participate in the change in control plan described above. Following a change in control of ADP, as defined under the plan, and a subsequent termination of Mr. Rodriguez’s employment by the company without cause, or by Mr. Rodriguez for good reason, Mr. Rodriguez will be entitled to the greater of the benefits and payments under the change in control plan (based on a severance benefit multiple of 200%, reduced to 150% if the termination occurs during the third year after the change in control) and his employment agreement.

     Mr. Rodriguez has also agreed to comply with certain restrictive covenants, including non-competition, non-solicitation, and non-hire covenants that apply for two years following termination of his employment.

Employment Agreement with Mr. O’Brien

     Mr. O’Brien entered into an employment agreement with the company on March 15, 2012. The employment agreement provides that the company’s obligation to make payments to Mr. O’Brien will cease on the date he is terminated for cause, i.e., if he has:

  been convicted of or pled nolo contendere to a criminal act for which the punishment under applicable law may be imprisonment for more than one year;

  willfully or recklessly failed or refused to perform his material obligations as corporate vice president of human resources;

  committed any act or omission of gross negligence in the performance of his material duties under the employment agreement;

  committed any act of willful or reckless misconduct in the performance of his material duties under the employment agreement;

  violated any of his restrictive covenants; or

  violated the company’s code of business conduct and ethics.

     If Mr. O’Brien’s employment is terminated by the company for any reason other than for cause (as described above), or by his resignation from the company for good reason (as described below), Mr. O’Brien will receive (subject to his delivery of an irrevocable release of claims against the company):

  an amount (in addition to any previously accrued but unpaid amounts) equal to the sum of his annual salary and target bonus, payable within 10 days after the effective date of the release of claims; and

  a bonus for the fiscal year of termination that he would have otherwise received if his employment had not been terminated, based upon his (and to the extent applicable, the company’s) actual full-year performance, as determined by the compensation committee, prorated to reflect the portion of the fiscal year worked through the date of termination.

     Mr. O’Brien’s employment agreement defines “good reason” as the occurrence of any of the following events:

  a material diminution in Mr. O’Brien’s base salary that is not part of a general reduction of base salary of the senior management team, applied proportionately;

  a change in Mr. O’Brien’s reporting line such that he reports to someone other than the chief executive officer;

  a change in Mr. O’Brien’s duties and authority such that he no longer presides as the most senior executive with overall responsibility for Human Resources;

  a reduction in Mr. O’Brien’s pay grade level; or

  a material breach by the company of Mr. O’Brien’s employment agreement or any other agreement to which he is a party.

     In addition, if such termination without cause, or resignation for good reason, becomes effective prior to May 1, 2015, then any unvested shares of his initial grant of time-based restricted stock and shares of restricted stock granted in respect of the company’s fiscal year 2013 PBRS program, as well as the unvested portion of his initial grant of stock options, shall accelerate and vest in full, provided that any vested options must be exercised within 60 days of the date of acceleration.

     If Mr. O’Brien dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the employment agreement, the company may terminate his employment. Under such circumstances, the company will continue to pay Mr. O’Brien’s full compensation up to and including the effective date of his termination upon his death or for disability.

     If Mr. O’Brien elects to voluntarily resign from the company for any reason (other than good reason), the company will continue to pay Mr. O’Brien’s full compensation up to the date his employment ends.

     Mr. O’Brien’s employment agreement provides that he will participate in the change in control plan described above, and, as noted above, in the event of a change in control of ADP, as defined under the plan, Mr. O’Brien will be entitled to the greater of the benefits and payments under the change in control plan and his employment agreement.

     Mr. O’Brien has also agreed to comply with certain restrictive covenants, including non-competition, non-solicitation, and non-hire covenants that apply for two years following termination of his employment.

Health Coverage

     Certain executives, including named executive officers, who terminate employment with the company after they have attained age 55 and been credited with ten years of service are eligible to participate in our executive retiree medical plan.

Deferred Compensation

     Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer all or a portion of their annual cash bonuses and/or performance-based restricted stock into a deferred compensation account payable following separation from the company. For a description of the ADP Deferred Compensation Plan and aggregate deferred compensation for our named executive officers at June 30, 2013, see “Deferred Compensation Program” on page 50 of this proxy statement.

Termination and Change in Control Tables

     The following tables set forth the payments that each of our named executive officers who were serving as executive officers as of June 30, 2013 would have received under various termination scenarios on June 30, 2013. Pension benefits, which are described on page 48 of this proxy statement, and deferred compensation balances, which are described on page 51 of this proxy statement, are not included in the tables below in accordance with applicable proxy statement disclosure requirements except to the extent of any incremental value payable in any of such termination scenarios. With regard to the payments on a change in control, the amounts detailed below presume that each named executive officer’s employment was terminated by the company without cause or by the executive for good reason within two years following the change in control occurring on June 30, 2013.

Potential Payments upon Termination or Change in Control for
Carlos A. Rodriguez

	Termination				Involuntary
	Following Change				Termination
Payment Elements	in Control	Death	Disability		Without Cause	Retirement
Termination Payment	$4,158,060 (1)	$0	$0		$3,647,520 (2)	$0
Stock Options (3)	$3,721,592	$3,721,592	$3,721,592		$0	$0
Restricted Stock (4)	$3,367,254	$2,678,654	$2,678,654		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$2,664,278	(5)	$0	$0
Total	$11,246,906	$6,400,246	$9,064,524		$3,647,520	$0
____________________

(1)	Represents payment of two times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($850,000) and (ii) average annual bonus for the two most recently completed calendar years ($1,229,030).

(2)	Represents an amount equal to 2.6 times annual salary ($850,000) and actual annual bonus ($1,437,520).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2013 when the last closing price of a share of common stock of the company on the NASDAQ Global Select Market was $68.86 per share.

(4)	Amount in the Termination Following Change in Control column includes $688,600 attributable to the vesting of time-based restricted stock and $2,678,654 attributable to the one-year performance-based restricted stock program for fiscal year 2013, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2013 one-year performance-based restricted stock program and assume that performance goals will be achieved at 100% target rate.

(5)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate, assuming a disability occurring on June 30, 2013.

Potential Payments upon Termination or Change in Control for
Jan Siegmund

	Termination				Involuntary
	Following Change				Termination
Payment Elements	in Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,393,718 (1)	$0	$0		$0	$0
Stock Options (2)	$620,722	$620,722	$620,722		$0	$0
Restricted Stock (3)	$877,965	$516,450	$516,450		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$1,422,368	(4)	$0	$0
Total	$2,892,405	$1,137,172	$2,559,540		$0	$0
____________________

(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($525,000) and (ii) average annual bonus for the two most recently completed calendar years ($404,145).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2013 when the last closing price of a share of common stock of the company on the NASDAQ Global Select Market was $68.86 per share.

(3)	Amount in the Termination Following Change in Control column includes $361,515 attributable to the vesting of time-based restricted stock and $516,450 attributable to the one-year performance-based restricted stock program for fiscal year 2013, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2013 one-year performance-based restricted stock program and assume that performance goals will be achieved at 100% target rate.

(4)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate, assuming a disability occurring on June 30, 2013.

Potential Payments upon Termination or Change in Control for
Regina R. Lee

	Termination				Involuntary
	Following Change				Termination
Payment Elements	in Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,497,726 (1)	$0	$0		$0	$0
Stock Options (2)	$830,102	$830,102	$830,102		$0	$0
Restricted Stock (3)	$1,514,920	$826,320	$826,320		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$1,404,744	(4)	$0	$0
Health Coverage (5)	$174,000	$0	$174,000		$174,000	$174,000
Total	$4,016,748	$1,656,422	$3,235,166		$174,000	$174,000
____________________

(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($516,254) and (ii) average annual bonus for the two most recently completed calendar years ($482,230).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2013 when the last closing price of a share of common stock of the company on the NASDAQ Global Select Market was $68.86 per share. If Ms. Lee’s employment is terminated due to retirement, then any stock options granted to her under our 2008 Omnibus Award Plan more than one year prior to such retirement shall remain outstanding and shall become exercisable on their regularly scheduled vesting dates as if her employment had not terminated.

(3)	Amount in the Termination Following Change in Control column includes $688,600 attributable to the vesting of time-based restricted stock and $826,320 attributable to the one-year performance-based restricted stock program for fiscal year 2013, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2013 one-year performance-based restricted stock program and assume that performance goals will be achieved at 100% target rate.

(4)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate, assuming a disability occurring on June 30, 2013.

(5)	Represents the present value of Ms. Lee’s health coverage under our retiree medical plan using a discount rate of 3.13% and a medical inflation rate beginning at 7.35% for 2013-2014 and ultimately settling at 4.50% by 2028.

Potential Payments upon Termination or Change in Control for
Stephen J. Anenen

	Termination				Involuntary
	Following Change				Termination
Payment Elements	in Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,268,074 (1)	$0	$0		$0	$0
Stock Options (2)	$670,062	$670,062	$670,062		$0	$0
Restricted Stock (3)	$964,040	$619,740	$619,740		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$668,235	(4)	$0	$0
Health Coverage (5)	$104,000	$0	$104,000		$104,000	$104,000
Total	$3,006,176	$1,289,802	$2,062,037		$104,000	$104,000
____________________

(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($462,376) and (ii) average annual bonus for the two most recently completed calendar years ($383,007).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2013 when the last closing price of a share of common stock of the company on the NASDAQ Global Select Market was $68.86 per share. If Mr. Anenen’s employment is terminated due to retirement, then any stock options granted to him under our 2008 Omnibus Award Plan more than one year prior to such retirement shall remain outstanding and shall become exercisable on their regularly scheduled vesting dates as if his employment had not terminated.

(3)	Amount in the Termination Following Change in Control column includes $344,300 attributable to the vesting of time-based restricted stock and $619,740 attributable to the one-year performance-based restricted stock program for fiscal year 2013, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2013 one-year performance-based restricted stock program and assume that performance goals will be achieved at 100% target rate.

(4)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate, assuming a disability occurring on June 30, 2013.

(5)	Represents the present value of Mr. Anenen’s health coverage under our retiree medical plan using a discount rate of 3.13% and a medical inflation rate beginning at 7.35% for 2013-2014 and ultimately settling at 4.50% by 2028.

Potential Payments upon Termination or Change in Control for
Dermot J. O’Brien

	Termination				Involuntary
	Following Change				Termination
Payment Elements	in Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,059,190 (1)	$0	$0		$807,500 (2)	$0
Stock Options (3)	$514,935	$514,935	$514,935		$514,935	$0
Restricted Stock (4)	$1,067,330	$585,310	$585,310		$1,067,330	$0
Supplemental Officers
Retirement Plan	$0	$0	$217,802	(5)	$0	$0
Total	$2,641,455	$1,100,245	$1,318,047		$2,389,765	$0
____________________

(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($475,000) and (ii) average annual bonus for the two most recently completed calendar years ($231,127).

(2)	Represents an amount equal to one times annual salary ($475,000) and target bonus ($332,500).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2013 when the last closing price of a share of common stock of the company on the NASDAQ Global Select Market was $68.86 per share.

(4)	Amount in the Termination Following Change in Control and Involuntary Termination Without Cause columns includes $482,020 attributable to the vesting of time-based restricted stock and $585,310 attributable to the one-year performance-based restricted stock program for fiscal year 2013, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2013 one-year performance-based restricted stock program and assume that performance goals will be achieved at 100% target rate.

(5)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected to 2020) and a 4.50% discount rate, assuming a disability occurring on June 30, 2013.

Mr. Reidy’s Separation Agreement

     Mr. Reidy ceased to be an officer of the company effective on November 2, 2012 and separated from the company on January 2, 2013. In connection with his separation, Mr. Reidy entered into a separation agreement with the company on November 12, 2012.

     In exchange for a general release of claims by Mr. Reidy, the company agreed to provide the following payments and benefits to Mr. Reidy:

  a separation payment in the amount of $571,200, payable in 12 equal monthly installments;

  a payment in the amount of $457,000, which is the equivalent of Mr. Reidy’s target annual bonus for fiscal year 2013, payable on the company’s regular January 2013 pay date; and

  a payment in the amount of $759,070, which is the cash value of the equivalent of 13,000 shares of company common stock based on the per share closing trading price of company common stock on January 2, 2013.

     The foregoing payments and benefits were made pursuant to the termination provisions of Mr. Reidy’s employment agreement. In addition, the separation agreement provides that:

  all of the time-based restricted stock held by Mr. Reidy that was scheduled to vest prior to January 2, 2014 in accordance with the original vesting schedule applicable to such shares will continue to be retained by him, and the restrictions thereon will continue to lapse in the same manner as would have been the case had he continued to be an employee of the company. As of January 2, 2013, Mr. Reidy held 4,000 shares of time-based restricted stock, which had a value of $233,560 based on the closing price of a share of common stock of the company on the NASDAQ Global Select Market on January 2, 2013;

  Mr. Reidy was allowed to keep the 13,000 shares of restricted stock awarded to him under the fiscal year 2012 PBRS program, which restrictions were scheduled to lapse on March 4, 2013, and the restrictions on such shares continued to lapse in the same manner as would have been the case had he continued to be an employee of the company. Such restricted stock had a value of $759,070 based on the closing price of a share of common stock of the company on the NASDAQ Global Select Market on January 2, 2013;

  Mr. Reidy forfeited the target grant of 13,000 shares of restricted stock under the fiscal year 2013 PBRS program;

  all of Mr. Reidy’s outstanding unvested stock options shall continue to vest through January 2, 2014. The excess of the closing price of a share of common stock of the company on the NASDAQ Global Select Market on January 2, 2013 over the exercise price of these stock options was $322,140. Mr. Reidy may exercise all vested company stock options by January 2, 2015 (but in no event later than their original expiration date), after which they shall be cancelled;

  Mr. Reidy was allowed to keep his company car (which had a value of $27,616);

  Mr. Reidy was provided access to a 12-month outplacement assistance program selected by the company and at the company’s expense; and

  Mr. Reidy will receive his accrued benefits under the company’s Supplemental Officers Retirement Plan pursuant to the terms of the plan.

     The separation agreement also required the company to:

  pay Mr. Reidy for his accrued and unused vacation as of January 2, 2013; and

  reimburse Mr. Reidy for outstanding expenses incurred through January 2, 2013, in accordance with the company’s existing policy.

     The separation agreement also provides that Mr. Reidy is subject to the following restrictive covenants, the violation of which will result in forfeiture and a requirement to return to the company all the cash payments (other than accrued benefits) described above as well as the benefit of the vesting of any rights or lapsing of any restrictions on company equity that he would otherwise expect to receive under the separation agreement described above:

  Mr. Reidy is bound by confidentiality, non-disclosure, and non-disparagement obligations; and

  Mr. Reidy is bound by non-competition, non-solicitation and non-hire obligations until January 2, 2015.

     In addition, Mr. Reidy is bound by non-competition restrictions applicable to any agreements executed by him in connection with his prior grants of stock options and restricted stock, which will not terminate until 24 months after January 2, 2013.

AUDIT COMMITTEE REPORT

     The audit committee oversees the financial management of the company, the company’s independent auditors and financial reporting procedures of the company on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee reviewed and discussed the company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the committee discussed the propriety of the application of accounting principles by the company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles. The committee also reviewed and discussed the company’s audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the company’s independent auditors for fiscal year 2013, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board.

     During the course of fiscal year 2013, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte & Touche LLP at each audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the annual report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K for the fiscal year ended June 30, 2013 related to its audit of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2014.

     The audit committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and the SEC Rule 207. Deloitte & Touche LLP has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and the committee discussed with Deloitte & Touche LLP the firm’s independence, including the matters in those written disclosures. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP’s independence. The audit committee has discussed with the company’s internal auditors and with Deloitte & Touche LLP, with and without management present, their respective evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

     In addition, the committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors. The Auditor Independence Policy is discussed in further detail below under “Independent Registered Public Accounting Firm’s Fees.”

     Based on the considerations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2013. In addition, the committee appointed Deloitte & Touche LLP as the independent auditors for the company for the fiscal year 2014, subject to the ratification by the stockholders at the 2013 Annual Meeting of Stockholders.

Audit Committee
of the Board of Directors

Eric C. Fast, Chairman
Gregory D. Brenneman
Richard T. Clark
Linda R. Gooden
R. Glenn Hubbard

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

     In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal year 2013, the audit committee retained Deloitte & Touche LLP to provide various services in fiscal year 2013 and fiscal year 2012. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2013 and fiscal year 2012 for these various services were:

Type of Fees	FY 2013	FY 2012
	($ in thousands)
Audit Fees	$8,148	$7,859
Audit-Related Fees	1,784	1,966
Tax Fees	1,541	1,431
All Other Fees	242	84
Total	$11,715	$11,340

     In the above table, in accordance with the SEC definitions, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; “audit-related fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews); “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by Deloitte & Touche LLP to the company for any services not included in the first three categories.

     The board of directors has adopted an auditor independence policy that prohibits our independent auditors from providing:

  bookkeeping or other services related to the accounting records or financial statements of the company;

  financial information systems design and implementation services;

  appraisal or valuation services, fairness opinions or contribution-in-kind reports;

  actuarial services;

  internal audit outsourcing services;

  management functions or human resources services;

  broker or dealer, investment adviser or investment banking services;

  legal services and expert services unrelated to the audit; and

  any other service that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines, by regulation, is impermissible.

     The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services be pre-approved by the audit committee. All services provided to us by the independent auditors in fiscal year 2013 and fiscal year 2012 were pre-approved by the audit committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, the company’s management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     At the Annual Meeting, stockholders will vote on the ratification of the appointment by the audit committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the company and its subsidiaries for the fiscal year that began on July 1, 2013. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP’s appointment as the company’s independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 4

RE-APPROVAL OF THE PERFORMANCE-BASED PROVISIONS OF THE
2008 OMNIBUS AWARD PLAN

Background

     The purpose of the 2008 Omnibus Award Plan is to provide a means through which the company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the company and its affiliates can acquire and maintain an equity interest in the company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the company’s common stock, thereby strengthening their commitment to the success of the company and its affiliates and aligning their interests with those of the company’s stockholders.

     The 2008 Omnibus Award Plan is generally intended to provide incentive compensation and performance compensation awards that may qualify as performance-based compensation within the meaning of Section 162(m) of Internal Revenue Code of 1986, as amended (the “Code”), and the applicable regulations (which we refer to collectively as “Section 162(m)”). Section 162(m) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officer, or any of their other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. With respect to the 2008 Omnibus Award Plan, Section 162(m) requires that the stockholders re-approve these provisions every five years. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid to an employee under the performance goal. We refer to these as the “performance-based provisions” of the 2008 Omnibus Award Plan. With respect to awards under the 2008 Omnibus Award Plan, each of these performance-based provisions is discussed below, and stockholder approval of the performance-based provisions of the 2008 Omnibus Award Plan will constitute re-approval of the material terms of the 2008 Omnibus Award Plan for purposes of the approval requirements of Section 162(m).

Proposal

     Our stockholders are being asked to re-approve the performance-based provisions under the Automatic Data Processing, Inc. 2008 Omnibus Award Plan. The board of directors adopted the 2008 Omnibus Award Plan on August 14, 2008, and our stockholders approved it on November 11, 2008. The 2008 Omnibus Award Plan has not been amended since it was originally approved by stockholders in 2008. We are not asking the stockholders to approve any revisions or changes to the 2008 Omnibus Award Plan. You are being asked to re-approve the performance-based provisions of the 2008 Omnibus Award Plan so that compensation in respect of payments and awards made under the 2008 Omnibus Award Plan may continue to qualify as performance-based compensation for purposes of Section 162(m). However, nothing in this proposal precludes the company or the plan administrator from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Stockholder Approval Required

     The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to approve the performance-based provisions of the 2008 Omnibus Award Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PERFORMANCE-BASED PROVISIONS OF THE 2008 OMNIBUS AWARD PLAN.

Summary Description of the 2008 Omnibus Award Plan

     A copy of the 2008 Omnibus Award Plan is attached hereto as Appendix A. The following summary of the material features of the 2008 Omnibus Award Plan is qualified in its entirety by reference to the complete text of the 2008 Omnibus Award Plan.

     Administration. Our 2008 Omnibus Award Plan is administered by a committee (which we refer to as the “Committee”) approved by our board of directors (or, if no Committee has been appointed, by the board of directors). Our compensation committee currently administers the 2008 Omnibus Award Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2008 Omnibus Award Plan and to establish, amend, suspend or waive any rules and regulations relating to our 2008 Omnibus Award Plan. The Committee has full discretion to administer and interpret the 2008 Omnibus Award Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

     Eligibility. Any of our employees, directors, officers, consultants or advisors and those of our affiliates are eligible for awards under the 2008 Omnibus Award Plan. The Committee has the sole authority to determine who will be granted an award under the 2008 Omnibus Award Plan.

     Number of Shares Authorized. The 2008 Omnibus Award Plan provides for an aggregate of 5,000,000 shares of our common stock plus the number of shares of our common stock that remained available for awards under each of the Automatic Data Processing, Inc. 2000 Stock Option Plan, the Automatic Data Processing, Inc. 2003 Director Stock Plan, the Automatic Data Processing, Inc. Key Employees’ Restricted Stock Plan, and the Automatic Data Processing, Inc. Amended and Restated Executive Incentive Compensation Plan (which we refer to collectively as the “Prior Plans”) on the day the 2008 Omnibus Award Plan was originally approved by the stockholders (which was an aggregate of 31,561,702 shares of our common stock). No participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of our common stock in any consecutive 36-month period. No more than 300,000 shares of our common stock may be granted under our 2008 Omnibus Award Plan with respect to performance compensation awards to any single participant for a single fiscal year during a performance period or, if the award is paid in cash, other securities or other awards under the 2008 Omnibus Award Plan, no more than the fair market value of 300,000 shares of our common stock on the last day of the performance period to which the award relates. The maximum amount payable to a participant pursuant to a cash bonus under our 2008 Omnibus Award Plan for any single fiscal year during a performance period is $5,000,000. No more than an aggregate of 5,000,000 shares of our common stock, plus the number of shares of our common stock that remained available for awards under the Prior Plans on the day the 2008 Omnibus Award Plan was originally approved by the stockholders (i.e., an aggregate of 31,561,702 shares of our common stock), may be issued in the aggregate in respect of incentive stock options under our 2008 Omnibus Award Plan. All of the shares of our common stock available for awards under the 2008 Omnibus Award Plan are available for incentive stock options. If any award granted under the 2008 Omnibus Award Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2008 Omnibus Award Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2008 Omnibus Award Plan, the number of shares covered by awards then outstanding under our 2008 Omnibus Award Plan, the limitations on awards under our 2008 Omnibus Award Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine to be equitable.

     The 2008 Omnibus Award Plan has a term of ten years from its original effective date (i.e., ending November 11, 2018) and no further awards may be granted after that date.

     Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

     Options. The Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under our 2008 Omnibus Award Plan will be subject to the terms and conditions established by the Committee. Under the terms of our 2008 Omnibus Award Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2008 Omnibus Award Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2008 Omnibus Award Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), through a “net exercise,” or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine to be appropriate. The Committee may, in its sole discretion, accelerate the exercisability of a stock option upon a change in control, death, disability, retirement or any other termination of a participant’s employment.

     In-the-money options that have not been exercised by the option’s expiration date will be automatically exercised by means of a net exercise.

     Stock Appreciation Rights. The Committee is authorized to award stock appreciation rights (referred to in this proxy statement as “SARs”) under the 2008 Omnibus Award Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2008 Omnibus Award Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The Committee may, in its sole discretion, accelerate the exercisability of a SAR upon a change in control, death, disability, retirement or any other termination of a participant’s employment.

     In-the-money SARs that have not been exercised by the SAR’s expiration date will be automatically settled at that time.

     Restricted Stock. The Committee is authorized to award restricted stock under the 2008 Omnibus Award Plan. Awards of restricted stock will be subject to the terms and conditions established by the Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Committee for a specified period. If any dividends in respect of restricted stock have been withheld by the company during the restricted period, those dividends will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited. The Committee will determine the treatment of any unvested portion of a restricted stock award upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement or any other termination of a participant’s employment).

     Restricted Stock Unit Awards. The Committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Committee. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. If a restricted stock unit award agreement so provides, the restricted stock unit award will be credited with dividend equivalents in respect of the common stock underlying the restricted stock units. Any such dividend equivalents will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock unit has previously been forfeited. The Committee will determine the treatment of any unvested portion of restricted stock unit awards upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement or any other termination of a participant’s employment).

     Other Stock-Based Awards. The Committee is authorized to award unrestricted common stock, and restricted stock under our Performance-Based Restricted Stock Program or other incentive programs that we may maintain from time to time. These awards may be granted either alone or in tandem with other awards with such terms and conditions as the Committee may determine.

     Deferred Stock Units. Our non-employee directors will be granted deferred stock units. Deferred stock units entitle the director to receive a number of shares of our common stock on a deferred basis that are equal in value to the portion of the director’s annual retainer set by the board to be paid in deferred stock units. The board of directors may also permit directors to defer payment of any portion of the remainder of their annual retainers. In addition, directors will be allowed to defer payment of any portion of their meeting fees or fees they earn for serving as a board committee chairperson. Directors may choose to have meeting fees so deferred credited as cash or deferred stock units. Each of our directors will be credited with deferred stock units equal to the fixed portion of the retainer to be deferred and any elective portion the director has elected to defer. Directors’ deferred stock unit accounts will be credited with dividend equivalents whenever we pay dividends on our common stock. Dividend equivalents will accrue interest, and meeting fees deferred by our directors will also be credited with interest. Deferred stock units, meeting fees and dividend equivalents will all be paid to the directors 30 days after they cease serving as a member of our board of directors.

     Performance Compensation Awards. The Committee may grant any award other than a stock option or a SAR under the 2008 Omnibus Award Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee may establish these performance goals with reference to one or more of the following:

  net earnings or net income (before or after taxes);

  basic or diluted earnings per share (before or after taxes);

  net revenue or net revenue growth;

  gross revenue, gross revenue growth;

  gross profit or gross profit growth;

  net operating profit (before or after taxes);

  return measures (including, but not limited to, return on investment, assets, capital, invested capital, equity or sales);

  cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

  earnings before or after taxes, interest, depreciation, and/or amortization;

  gross or operating margins;

  productivity ratios;

  share price (including, but not limited to, growth measures and total stockholder return);

  expense targets;

  operating efficiency;

  objective measures of customer satisfaction;

  working capital targets;

  measures of economic value added;

  inventory control;

  stockholder return;

  sales;

  enterprise value;

  client retention;

  competitive market metrics;

  employee retention;

  timely completion of new product rollouts;

  timely launch of new facilities; and

  objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); or

  any combination of the foregoing.

     Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the Committee be transferred without consideration and on such other terms and conditions as set forth by the Committee.

     Amendment. Our board of directors may amend, suspend or terminate our 2008 Omnibus Award Plan at any time; however, stockholder approval to amend our 2008 Omnibus Award Plan may be necessary if the law so requires. Also, we would need stockholder approval if the Committee intended to amend an award agreement in a way that would either reduce the exercise price or strike price of a stock option or SAR, or cancel and replace an outstanding stock option or SAR with a new option or SAR or other award or cash in a way that would constitute a “repricing” for financial statement reporting purposes or otherwise fail to qualify for equity accounting treatment, or take any other action that is considered a “repricing” for purposes of any stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted, and in either case was not otherwise permitted by the provisions of the plan relating to adjustments of awards in the case of changes in our capital structure and similar events. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

U.S. Federal Income Tax Consequences

     The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under our 2008 Omnibus Award Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

     Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

     Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

     Deferred Stock Units and Restricted Stock Units. A participant will not be subject to tax upon the grant of a deferred stock unit award or a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

     SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

     Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

     Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers besides the chief financial officer whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2008 Omnibus Award Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2008 Omnibus Award Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

     Awards under the 2008 Omnibus Award Plan will be determined by the compensation committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular officers in the future; however, we intend to make the following grants of deferred stock units to our non-employee directors during fiscal year 2014, which include the portion of the annual retainer for non-employee directors paid in the form of deferred stock units and also the portion of the annual retainer that non-employee directors can elect to receive either in cash or deferred stock units, which such non-employee directors have elected to receive in the form of deferred stock units:

Dollar
Name and Position	Value of Deferred
Non-Executive Director Group	Stock Units
Ellen R. Alemany	$220,000
Gregory D. Brenneman	$220,000
Leslie A. Brun	$370,000
Richard T. Clark	$220,000
Eric C. Fast	$235,000
Linda R. Gooden	$220,000
R. Glenn Hubbard	$220,000
John P. Jones	$230,000
Gregory L. Summe	$220,000

Existing Stock Option Grants

     The stock options previously granted under the 2008 Omnibus Award Plan as of June 30, 2013 are as follows: Mr. Rodriguez, 406,000; Mr. Siegmund, 74,000; Ms. Lee, 99,000; Mr. Anenen, 82,000; Mr. O’Brien, 48,000; and Mr. Reidy 80,000; all outside directors as a group, 75,000; all executive officers as a group, 1,122,800; and all employees as a group, 4,368,333.

Equity Compensation Plan Information

     See “Equity Compensation Plan Information” on page 18 of this proxy statement regarding compensation plans under which the company’s equity securities are authorized for issuance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that during the fiscal year ended June 30, 2013, all filing requirements under Section 16(a) of the Exchange Act applicable to our non-employee directors and beneficial owners have been complied with. We also believe that during the fiscal year ended June 30, 2013, all such filing requirements applicable to our officers have been complied with, except that there was an inadvertent omission to timely file a Form 4 on behalf of Mr. Dermot O’Brien, which was subsequently remedied by filing a Form 4 in March 2013.

STOCKHOLDER PROPOSALS

     If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2014 Annual Meeting of Stockholders in accordance with Rule 14a-8 under Exchange Act, the proposal must be received by the corporate secretary of the company no later than May 29, 2014. To be eligible to submit such a proposal for inclusion in the company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the company’s shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the company is permitted to exclude proposals and other matters governed by such rules and regulations.

     Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the company’s proxy statement, the company’s amended and restated by-laws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our amended and restated by-laws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at our 2014 Annual Meeting of Stockholders must notify the company of their intent in a written notice delivered to the company in care of the company’s corporate secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2013 Annual Meeting of Stockholders, or November 12, 2014.

     As a result, in order for the notice given by a stockholder to comply with our amended and restated by-laws, it must be received no earlier than July 15, 2014, and no later than the close of business (5:30 p.m. Eastern Daylight Time) on August 14, 2014, unless the date of our 2014 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2013 Annual Meeting of Stockholders. In that case, our amended and restated bylaws provide that we must receive the notice no earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting of Stockholders or the tenth (10) day following the day on which we first make a public announcement of the date of the meeting. To be in proper form, a stockholder’s notice must also include the specified information described in our amended and restated bylaws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

     If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, the company may disregard such nomination or proposal.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

     If you receive this proxy statement and our annual report on Form 10-K for the fiscal year ended June 30, 2013 by mail, we strongly encourage you to elect to view future proxy statements and annual reports over the Internet and save the company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by visiting the Investor Relations section of our website at www.adp.com, or following the instructions that you will receive in connection with next year’s annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report on Form 10-K. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

For the Board of Directors

Michael A. Bonarti
Secretary

Roseland, New Jersey
September 26, 2013

ANNEX A

AUTOMATIC DATA PROCESSING, INC.
2008 OMNIBUS AWARD PLAN

1. Purpose. The purpose of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries and other special purpose grants in connection with certain transactions. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

     (a) “Absolute Share Limit” has the meaning given such term in Section 5(b).

     (b) “Account” means the bookkeeping account established and maintained by the Company for each Participant under Section 10(b) of the Plan.

     (c) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

     (d) “Annual Retainer” means the annual retainer for Non-Employee Directors, as set from time to time by the Board.

     (e) “Annual Retainer Dollar Amount” means a dollar amount established by the Board from time to time as the amount of the Annual Retainer that shall be paid in the form of Deferred Stock Units.

     (f) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

     (g) “Board” means the Board of Directors of the Company.

     (h) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the good faith determination by the Committee that the Participant has ceased to perform his or her duties to the Company or an Affiliate (other than as a result of his or her incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his or her duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure and (if cure is reasonably possible) has not cured such act or omission within 15 days following receipt of such notice, (B) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct injurious to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the consistent failure of the Participant to follow the lawful instructions of the Board or his or her direct superiors, which failure amounts to an intentional and extended neglect of his or her duties to the Company or an Affiliate thereof, or (E) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (D) above. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

     (i) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (A) any “Person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any Subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his or her capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the total combined voting power of the Company’s then outstanding securities; (B) the merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (C) the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction.

     (j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

     (k) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

     (l) “Committee Retainer” means the retainer paid to Non-Employee Directors in respect of service on a committee of the Board.

     (m) “Common Stock” means the common stock, par value $0.10 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

     (n) “Company” means Automatic Data Processing, Inc., a Delaware corporation, and any successor thereto.

     (o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

     (p) “Deferred Stock Units” has the meaning given such term in Section 10(b)(i) of the Plan.

     (q) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

     (r) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

     (s) “Distribution Date” means, with respect to each Participant (or his beneficiary, if the Participant dies before distribution of his Account), the date on which distribution in respect of his Account interests in accordance with Section 10(b)(viii) commences. A Participant’s Distribution Date shall be on the thirtieth day following the date of such Participant’s Separation From Service.

     (t) “Dividend Equivalents” means, with respect to each Deferred Stock Unit, an amount equal to the cash dividends, if any, which would have been paid with respect to such Deferred Stock Unit, if such Deferred Stock Unit were a share of Common Stock.

     (u) “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

     (v) “Elective Amount” means the portion or portions of the Annual Retainer and/or the Committee Retainer determined under Section 10(b)(ii) of the Plan in respect of services for any particular year which may be paid to the Non-Employee Director either in cash or in Deferred Stock Units at the election of the Non-Employee Director.

     (w) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

     (x) “Eligible Person” means any (i) individual employed by the Company or an Affiliate, or any former employee of the Company or an Affiliate who was an employee of the Company or an Affiliate at the time a Performance Compensation Award was granted and at the conclusion of the corresponding Performance Period; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

     (y) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

     (z) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

     (aa) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

     (bb) “Immediate Family Members” shall have the meaning set forth in Section 14(b).

     (cc) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

     (dd) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

     (ee) “Meeting Fees” shall mean fees a Non-Employee Director earns for attendance at Board meetings and committee meetings, as well as fees a Non-Employee Director earns for serving as the chairperson of a committee of the Board.

     (ff) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

     (gg) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

     (hh) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

     (ii) “NYSE” means the New York Stock Exchange.

     (jj) “Option” means an Award granted under Section 7 of the Plan.

     (kk) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

     (ll) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

     (mm) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

     (nn) “Payment Date” means an annual date established by the Board from time to time for the crediting of the annual retainer to Non-Employee Directors in the form of Deferred Stock Units.

     (oo) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

     (pp) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

     (qq) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     (rr) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

     (ss) “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

     (tt) “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.

     (uu) “Person” has the meaning given such term in the definition of “Change in Control”.

     (vv) “Plan” means this Automatic Data Processing, Inc. 2008 Omnibus Award Plan.

     (ww) “Prior Plan” shall mean each of the Automatic Data Processing, Inc. 2000 Stock Option Plan, the Automatic Data Processing, Inc. 2003 Director Stock Plan, the Automatic Data Processing, Inc. Key Employees’ Restricted Stock Plan, and the Automatic Data Processing, Inc. Amended and Restated Executive Incentive Compensation Plan.

     (xx) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

     (yy) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

     (zz) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

     (aaa) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

     (bbb) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

     (ccc) “Separation From Service” shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code.

     (ddd) “Specified Employee” means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

     (eee) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

     (fff) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

     (ggg) “Subsidiary” means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     (hhh) “Substitute Award” has the meaning given such term in Section 5(e).

     (iii) “Sub Plans” has the meaning given such term in Section 1.

     (jjj) “Transaction” has the meaning given such term in the definition of “Change in Control”.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

     (b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) compute the number of Deferred Stock Units to be credited to the Accounts of Participants; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards (including previously deferred Awards), and accelerate and determine payouts, if any, in respect of Awards with incomplete Performance Periods, in each case upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

     (d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

     (e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting bad faith, fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

     (f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

     (b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than the sum of (A) 5,000,000 shares of Common Stock plus (B) the number of shares of Common Stock remaining available for issuance or delivery under the Prior Plans and not subject to outstanding awards under the Prior Plans as of the Effective Date, may be delivered in the aggregate pursuant to Awards granted under the Plan (such aggregate total, the “Absolute Share Limit”); (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 3,000,000 shares of Common Stock may be made to any single Participant during any consecutive 36-month period; (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 300,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards granted pursuant to Section 11 of the Plan to any single Participant for a single fiscal year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any single Participant for a single fiscal year during a Performance Period pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $5,000,000.

     (c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that in the case of a SAR settled in shares of Common Stock, only the net shares actually delivered in respect of an Award shall be deemed to have been used in settlement of the Award, and that no shares shall be deemed to have been used in settlement of a SAR that settles only in cash; provided, further, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. If and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, the shares covered by such Award shall again become available for other Awards under the Plan.

     (d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

     (e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan.

     (f) Following the Effective Date, no new awards shall be granted under the Prior Plans. For purposes of the preceding sentence, awards under the Prior Plans with performance periods that commenced prior to the Effective Date and end after the Effective Date shall not be deemed new awards granted following the Effective Date.

6. Eligibility. Participation shall be limited to Eligible Persons.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

     (b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

     (c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b), the Committee may, in its sole discretion, accelerate the exercisability of any Option upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

     (d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes; (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

     (e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive

Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

     (f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

     (b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price at least equal to the Exercise Price of the corresponding Option.

     (c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b) the Committee may, in its sole discretion, accelerate the exercisability of any SAR upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

     (d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

     (e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

     (f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

     (b) Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

     (c) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Consistent with the Committee’s power under Section 4(b), the Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect any other terms and conditions of such Awards.

     (d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

     (ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

     (e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE AUTOMATIC DATA PROCESSING, INC. 2008 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN AUTOMATIC DATA PROCESSING, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF AUTOMATIC DATA PROCESSING, INC.

10. Other Stock-Based Awards. (a) Generally. The Committee may issue unrestricted Common Stock, rights under the Company’s Performance-Based Restricted Stock Program or other incentive programs that, subject to the terms and conditions thereof, provide for the right to receive grants of Awards at a future date, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

     (b) Non-Employee Director Deferrals. (i) Generally. Non-Employee Directors may be granted Other Stock-Based Awards in the form of deferred stock units (“Deferred Stock Units”) in accordance with the provisions of this Section 10, and references to “Participant” in this Section 10(b) shall be deemed to refer only to Non-Employee Directors. Pursuant to this Section 10(b), Participants (A) shall receive non-elective payment of the Annual Retainer Dollar Amount in the form of Deferred Stock Units that entitle the Participants to receive, under the terms and conditions described herein, shares of Common Stock, (B) may defer receipt of all or part of the Elective Amount and (C) may defer receipt of all or a part of the Meeting Fees.

     (ii) Elections to Defer Annual Retainer and Committee Retainer. The Board shall determine the Elective Amount in its sole discretion from time to time. A Participant who wishes to have any part of the Elective Amount for any given calendar year paid as Deferred Stock Units on his or her Distribution Date shall irrevocably elect such medium of payment prior to the commencement of the calendar year during which the Elective Amount is to be earned. Such election shall be made in accordance with procedures and rules promulgated by the Board or its delegee for such purpose. Any election made under this Section 10(b)(ii) shall apply to the Participant’s Elective Amount earned in future calendar years unless and until the Participant makes a later election in accordance with the terms of this Section 10(b)(ii).

     (iii) Elections to Defer Meeting Fees. A Participant who wishes to have all or any part of his Meeting Fees for a given calendar year deferred and paid to him on his Distribution Date shall irrevocably elect payment of such Meeting Fees on a deferred basis prior to the commencement of the calendar year during which the Meeting Fees are to be earned. Such election shall be made in accordance with procedures established by the Board or its delegee for such purpose. Any election made under this Section 10(b)(iii) shall apply to Meeting Fees earned in future calendar years unless and until the Participant makes a later election in accordance with the terms of this Section 10(b)(iii). Such election shall indicate the portion, if any, of deferred Meeting Fees to be paid in cash and the portion, if any, to be paid as Deferred Stock Units and shall also include an irrevocable designation of the form of payment to be used when such deferred Meeting Fees that are to be payable in cash are distributed on the Distribution Date. A Participant shall elect distribution of any deferred Meeting Fees payable in cash either in the form of a single lump sum payment or in the form of substantially equal annual payments to be made over a period of two to ten years. If the Participant has not designated a form of payment prior to the beginning of the calendar year in which the Meeting Fees subject to such election are earned, such Participant shall be deemed to have irrevocably elected to receive payment of such deferred Meeting Fees in a single lump sum on his Distribution Date.

     (iv) Crediting of Deferred Stock Units. On each Payment Date, the Account of each Participant shall be credited with that number of Deferred Stock Units (rounded down to the nearest whole share) in respect of a number of shares of Common Stock with a Fair Market Value equal to (A) the Participant’s Annual Retainer Dollar Amount and (B) the portion of the Participant’s Elective Amount payable in Deferred Stock Units, determined as of the relevant Payment Date. As soon as administratively practicable following the Board or applicable committee meeting at which Meeting Fees are earned, the Account of each Participant who has elected to have a portion of his Meeting Fees paid in Deferred Stock Units shall be credited with that number of Deferred Stock Units (rounded down to the nearest whole share) in respect of a number of shares of Common Stock with a Fair Market Value equal to the dollar amount of the portion of such Meeting Fees that such Participant has elected to receive in Deferred Stock Units, determined as of the date of the relevant meeting in respect of which the Meeting Fees were earned.

     (v) Vesting. The interest of each Participant in any benefit payable with respect to an Account hereunder shall be at all times fully vested and non-forfeitable. Notwithstanding the previous sentence, a Participant’s interest in his Account constitutes an unsecured promise of the Company, and a Participant shall have only the rights of a general unsecured creditor of the Company with respect to his Account.

     (vi) Dividend Equivalents. Each Account shall be credited with Dividend Equivalents on each date a dividend is paid on Common Stock, in respect of the Deferred Stock Units credited to such Account on such payment date. Dividend Equivalents credited to an Account shall accrue interest (compounding annually) from the date of such crediting through the Distribution Date, with the applicable interest rate for each twelve month period beginning on November 1 during such period, or any applicable portion thereof, being the rate for five-year U.S. Treasury Notes published in The Wall Street Journal (or, in the absence of such reference, such alternate publication as the Board may select from time to time) on the first business day of November of such twelve month period plus 0.50%, rounded up to the nearest 0.25%.

     (vii) Crediting of Meeting Fees Payable in Cash. Deferrals of Meeting Fees to be paid in cash shall be credited to the Account of the Participant as soon as administratively practicable following the Board or applicable committee meeting at which such Meeting Fees were earned. The portion of a Participant’s Account attributable to deferrals of Meeting Fees with respect to which the Participant elected under Section 10(b)(iii) a distribution in cash on his Distribution Date shall be adjusted by crediting such portion of the Account with interest quarterly in the manner set forth in Section 10(b)(vi).

     (viii) Distributions. Except as otherwise provided in this Section 10(b)(viii), on his Distribution Date, each Participant shall receive (i) a number of shares of Common Stock equal to the number of Deferred Stock Units in such Participant’s Account, (ii) a cash payment equal to the accrued Dividend Equivalents, plus interest thereon as of the Distribution Date and (iii) a cash payment (or series of payments as determined in accordance with Section 10(b)(iii)) equal to the credited Meeting Fees with respect to which the Participant elected under Section 10(b)(iii) a distribution in cash on his Distribution Date plus interest thereon as of the Distribution Date. Solely to the extent required by Section 409A of the Code, a distribution in respect of an Account to a Participant who is determined to be a Specified Employee shall not be actually paid before the date which is 6 months after the Specified Employee’s Separation From Service (or, if earlier, the date of death of the Specified Employee). Any distribution to any Participant or beneficiary in accordance with the provisions of this Section 10(b)(viii) shall be in full satisfaction of all claims under the Plan against the Company and the Board. The Board may require any Participant or beneficiary, as a condition to payment, to execute a receipt and release to such effect.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 and 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

     (b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

     (c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue, gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) stockholder return; (xxi); client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations and meeting divisional or project budgets); or (xxvii) any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisional or operational unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

     (d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

     (e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

     (ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

     (iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

     (iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

     (f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

     (i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

     (ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

     (iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

13. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

     (b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower

Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

     (b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

     (iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

     (c) Dividends and Dividend Equivalents. In addition to Dividend Equivalents awarded under Section 10(b) of the Plan, the Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.

     (d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

     (ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest ) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

     (e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

     (f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

     (g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

     (h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment or consulting or similar agreement with a Participant, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an

Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

     (i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

     (j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

     (ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

     (k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

     (l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     (n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

     (p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

     (q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

     (r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

     (t) 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the

Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

     (u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company.

     (v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

     (w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

AUTOMATIC DATA PROCESSING, INC.
1 ADP BOULEVARD
ROSELAND, NJ 07068

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADMISSION TICKET Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M62742-P43055	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AUTOMATIC DATA PROCESSING, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the following:
1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Ellen R. Alemany	06)	Linda R. Gooden
	02)	Gregory D. Brenneman	07)	R. Glenn Hubbard
	03)	Leslie A. Brun	08)	John P. Jones
	04)	Richard T. Clark	09)	Carlos A. Rodriguez
	05)	Eric C. Fast	10)	Gregory L. Summe

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

2.	Advisory Vote on Executive Compensation.	☐	☐	☐

3.	Appointment of Deloitte & Touche LLP.	☐	☐	☐

4.	Re-approval of Performance-Based Provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan.	☐	☐	☐

NOTE: The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

September 26, 2013

Dear Stockholder:

       You are cordially invited to join us at the 2013 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year’s meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 12, 2013, starting at 10:00 a.m. I hope you will be able to attend. At the meeting, we will (i) elect directors, (ii) hold an advisory vote on executive compensation, (iii) vote on the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, and (iv) vote on the re-approval of the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan.

       It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of the Company's directors.

       Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are held in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of the stock ownership, such as the most recent brokerage account statement.

       As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

Sincerely,

Carlos A. Rodriguez President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document containing Notice of 2013 Annual Meeting of Stockholders, Proxy Statement and
Annual Report on Form 10-K is available at www.proxyvote.com.

M62743-P43055

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2), (3) and (4) on the reverse side.

The undersigned hereby appoints Leslie A. Brun and Carlos A. Rodriguez, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2013 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 12, 2013 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present. If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.

Continued and to be signed on reverse side